Exhibit 99.1

Execution Version

TERM LOAN AGREEMENT

DATED AS OF MAY 14, 2013

AMONG

DUKE REALTY LIMITED PARTNERSHIP

AS BORROWER,

DUKE REALTY CORPORATION

AS GENERAL PARTNER AND GUARANTOR,

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT AND LENDER,

J.P. MORGAN SECURITIES LLC AND

WELLS FARGO SECURITIES, LLC

AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS SYNDICATION AGENT

AND

SUNTRUST BANK,

AND

U.S. BANK NATIONAL ASSOCIATION,

AS DOCUMENTATION AGENTS

i

(continued)

(continued)

(continued)

Exhibits

Exhibit A - Pricing Schedule
Exhibit B - Form of Note
Exhibit C-1 - U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-2 - U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-3 - U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit C-4 - U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit D - Form of Opinion
Exhibit E - Reserved
Exhibit F - Compliance Certificate
Exhibit H - Assignment and Assumption Agreement
Exhibit I - Reserved
Exhibit J - Reserved
Exhibit K - Form of Subsidiary Guaranty

Schedules

Schedule SG - Subsidiary Guarantors
Schedule EG - Eligible Ground Leases
Schedule L - Commitments of Lenders
Schedule 1 - Subsidiaries and Other Investments
Schedule 2 - Indebtedness and Liens
Schedule 3 - Unencumbered Assets
Schedule 6.19 - Environmental Matters

v

TERM LOAN AGREEMENT

This Term Loan Agreement, dated as of May 14, 2013, is among Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner” and the “Guarantor”), J.P. Morgan Securities LLC, as Lead Left Arranger (“JPMorgan”) and Wells Fargo Securities, LLC, as Lead Right Arranger (together with JPMorgan, the “Arrangers”), JPMorgan Chase Bank, N.A. (“JPMCB”) as a Lender and not individually, but as “Administrative Agent”, and the several banks, financial institutions and other entities from time to time parties to this Agreement (the “Lenders”).

RECITALS

A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing industrial, office and retail properties.

B. The General Partner, the Borrower’s sole general partner, is listed on the New York Stock Exchange and is qualified as a real estate investment trust. The General Partner owns approximately 98.7% of the total partnership units in the Borrower and various limited partners in the Borrower own approximately 1.3% of such partnership units.

C. The Borrower and the General Partner have requested that the Lenders provide a term loan facility as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“ABR Advance” means an Advance which bears interest at the ABR Rate.

“ABR Applicable Margin” means, as of any date, the Applicable Margin in effect on such date with respect to ABR Advances and ABR Loans.

“ABR Loan” means a Loan which bears interest at the ABR Rate.

“ABR Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Term Loans otherwise satisfactory to the Administrative Agent and the Borrower.

“Acquisition Asset” means, as of any date of determination, any improved, income-producing Project that has been owned by the Borrower, the General Partner or their Subsidiaries for fewer than twenty-four (24) months, unless the Borrower has made a one-time election to treat such Project as a Stabilized Property (and no longer treat such Project as an Acquisition Asset).

“Administrative Agent” means JPMCB in its capacity as contractual representative for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower of the same Type and, in the case of LIBOR Advances, for the same Interest Period, pursuant to Section 2.1 or Section 2.5; provided that if any such borrowing (or portion thereof) is combined or subdivided pursuant to a Conversion/Continuation Notice, the term “Advance” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Adjusted EBITDA” means EBITDA less Capital Expenditure Reserve Amount.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, which shall be $250,000,000.

“Agreement” means this Term Loan Agreement, as it may be amended, restated, amended and restated or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 0.5% per annum and (iii) the LIBOR Base Rate for a one month LIBOR Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBOR Base Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Base Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Base Rate, respectively.

“Applicable Margin” means the applicable margin set forth in the table in Exhibit A used in calculating the interest rate applicable to the various Types of Advances which shall vary from time to time in accordance with the Borrower’s long term unsecured debt ratings.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and their respective successors, in their capacities as Joint Lead Arrangers and Joint Book Runners.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assets Under Development” means, as of any date of determination, any Project owned by the Borrower or any of its Subsidiaries on which the construction of new income-producing building or buildings has been commenced and is continuing. Any such Project shall be treated as an Asset Under Development until the earlier of 18 months after the date of completion of construction or the achievement of an occupancy rate of 85%, unless the Borrower has made a one-time election to treat such Project as a Stabilized Property (and no longer treat such Project as an Asset Under Development).

“Authorized Officer” means any of Christie B. Kelly, Mark J. Milnamow, Dennis D. Oklak, Ann C. Dee, Mark A. Denien, Michael D. Pitts or James R. Windmiller acting singly. The list of Authorized Officers may be changed by a notice to Administrative Agent from one of the Authorized Officers.

“Borrower” means Duke Realty Limited Partnership, an Indiana limited partnership, and its successors and permitted assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.10.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities.

“Capital Expenditure Reserve Amount” means, for any quarter, $0.20 per square foot multiplied by the total square footage of all in-service Projects owned by the Borrower, General Partner and their Subsidiaries as of the last day of such quarter, as publicly reported in the consolidated quarterly or annual financial statements of the General Partner, the Borrower and their Subsidiaries included in the General Partner’s filings with the SEC on Forms 10Q or 10K, divided by four.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P, A or the equivalent thereof by Fitch or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $500,000,000, and (iii) commercial paper rated at least A-2 or the equivalent thereof by S&P, at least A-2 or the equivalent thereof by Fitch or P-2 or the equivalent thereof by Moody’s and in any such case maturing within three hundred and sixty (360) days from such date.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law or governmental or quasi-governmental rule, regulation or treaty, (b) any change in any law or governmental or quasi-governmental rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Co-Agents” means the Co-Agents identified in the cover page to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, (a) the obligation of such Lender to make Loans to the Borrower in an aggregate amount not exceeding the amount set forth on Schedule L hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.3, as such amount may be modified from time to time pursuant to the terms hereof or (b) any New Term Loan Commitment of such Lender.

“Condemnation” is defined in Section 8.9.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, for any period, consolidated net income (or loss) of the General Partner, the Borrower and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the General Partner or the Borrower or is merged into or consolidated with the General Partner, the Borrower or any of their Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

“Consolidated Net Worth” means, as of any date of determination, an amount equal to total equity (as reported on the consolidated balance sheet of the Borrower in accordance with GAAP) plus accumulated depreciation (as reported on such balance sheet in accordance with GAAP).

“Consolidated Secured Indebtedness” means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the General Partner, the Borrower and their respective Subsidiaries outstanding at such date which is secured by a Lien on any asset of the General Partner, the Borrower or any of their respective Subsidiaries and (b) the excess, if any, of (i) the aggregate principal amount of all Unsecured Indebtedness of the Subsidiaries of the General Partner or the Borrower over (ii) $5,000,000, determined on a consolidated basis in accordance with GAAP and (c) the General Partner’s and Borrower’s pro rata share of any secured debt in Investment Affiliates.

“Consolidated Total Indebtedness” means, as of any date of determination, all Indebtedness of the General Partner, the Borrower and their respective Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Unsecured Indebtedness” means, as of any date of determination, the sum of the aggregate principal amount of all Funded Debt of the General Partner, the Borrower and their wholly-owned Subsidiaries outstanding at such date which does not constitute Consolidated Secured Indebtedness of such Persons.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the General Partner, the Borrower or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.11.

“Credit Extension” means the making of an Advance.

“Debt Service” means, for any fiscal quarter, Interest Expense plus scheduled principal amortization payments (excluding balloon payments), provided that in the case of amortization payments made less frequently than quarterly, 25% of the aggregate amortization payments for the fiscal year including such fiscal quarter shall be included in Debt Service for such quarter.

“Default” means a Default described in Article VIII.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or parent company thereof by a Governmental Authority or agency thereof.

“Earnings From Service Operations” means the sum of “general contractor revenue” minus “general contractor costs” plus revenues from other service fee-based services, such as property management, asset management and construction management minus “service operations general expenses” plus gains (or minus losses) from “disposition of build-for-sale properties”, as each of such terms is reported on the consolidated financial statements of the General Partner, the Borrower and their Subsidiaries.

“EBITDA” means operating income before extraordinary and non-recurring items, non-cash impairment charges, losses/gains on sales of Properties that are not merchant building Properties, gains on merchant building Properties to the extent of impairment charges previously taken in connection with such merchant building Properties, equity in earnings of Investment Affiliates and minority interest in earnings, as reported by the General Partner, the Borrower and their Subsidiaries in accordance with GAAP, plus (i) Interest Expense (excluding the General Partner’s and the Borrower’s pro rata share of interest expense of Investment Affiliates), depreciation, amortization and income tax (if any) expense plus (ii) (without redundancy) the General Partner’s and the Borrower’s pro rata share of Net Operating Income from Investment Affiliates. For avoidance of doubt, “nonrecurring items” include, but is not limited to, gains and losses on early retirement or extinguishment of debt; severance and other restructuring charges; and transaction costs of acquisitions that are not permitted to be capitalized. Notwithstanding the above, gains on merchant build Properties representing greater than 5% of EBITDA will be excluded from the calculation of EBITDA.

“Effective Date” means the date on which the conditions precedent in Section 5.1 have been satisfied or waived (in accordance with Section 9.2) and the Loans are made.

“Eligible Ground Lease” means a ground lease that (i) (a) provides for the fee interest to be mortgaged as additional security for any leasehold mortgage at the option of the tenant, so long as there is no superior mortgage on the fee interest, (b) contains an option for the tenant to purchase the fee interest at a nominal sum, so long as such option can be collaterally assigned to a lender and there is no superior mortgage on the fee interest or (c) contains notice rights, default cure rights, bankruptcy new lease rights and other customary provisions in the lease (or provides for similar provisions in a separate agreement) that taken as a whole would constitute a financeable ground lease to a prudent institutional lender in the business of making commercial real estate loans, and (ii) in the case of clause (i) (a) or (c) above, has a minimum remaining term of thirty (30) years, including tenant controlled renewal or extension options, as of the date of determination. The Eligible Ground Leases as of the date of this Agreement are listed on Schedule EG.

“Embargoed Person” is defined in Section 6.23.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the General Partner, the Borrower or any Subsidiary or any of their respective assets or Projects.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Value” means, with respect to any Subsidiary of the General Partner or the Borrower, Net Operating Income of the assets of such Subsidiary capitalized at a 7.75% rate less any Indebtedness of such Subsidiary or, in the case of assets acquired by such Subsidiary after the closing of the Facility and for a period of one year after acquisition, the purchase price of such asset less any Indebtedness at such Subsidiary attributable to such asset.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.5(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Executive Order” is defined in Section 6.23.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fixed Charges” means, for any fiscal quarter, Debt Service for such quarter plus Preferred Dividends.

“Foreign Assets Control Regulations” is defined in Section 6.23.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, with respect to any Person, the sum, without duplication, of (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, and (d) all Capitalized Lease Obligations. For the avoidance of doubt, Funded Debt shall not include Guarantee Obligations or reimbursement obligations in respect of letters of credit.

“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time.

“Funds From Operations” means, for any period, Consolidated Net Income for such period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of previously depreciated real estate, non-cash, non-recurring charges, including adjustments for repurchase or redemption of preferred stock and real estate impairment charges, and non-cash adjustments made pursuant to ASC 480.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4.

“General Partner” means Duke Realty Corporation, an Indiana corporation, the sole general partner of the Borrower, and its successors and assigns.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. Notwithstanding the foregoing, the term Guarantee Obligation shall only include the portion of a Guarantee by Borrower or General Partner of Indebtedness of an Investment Affiliate which is secured by a Lien on any assets (“Investment Affiliate Debt”) that is greater than 50% of the value of the properties securing the Investment Affiliate Debt (with value computed by capitalizing the Property Operating Income from Stabilized Properties at a rate of 7.75%, and for other properties at lower of GAAP book value or appraised value based on appraisals received by the Borrower, if any); provided that the aggregate amount so excluded as Guarantee Obligations cannot exceed 2.5% of Total Asset Value. For purposes of this definition, to the extent that the Borrower is required to include any guarantees given on tax increment financing (or any other type of public financing where a government entity contributes to the project costs) and the amount contributed by the government entity is deducted from the book value of the property in accordance with GAAP, then the Borrower shall adjust the property value to exclude the deduction if the Borrower is using GAAP book value to determine property value.

“Guarantor” means the General Partner in its capacity as the guarantor under the Guaranty.

“Guaranty” means that certain Guaranty of even date herewith executed by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

“Increased Amount Date” is defined in Section 2.5.

“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities to the extent not otherwise included under another clause of this definition, (h) Rate Management Obligations, (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (j) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (k) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, (l) such Person’s pro rata share of debt in Investment Affiliates and (m) any loans where such Person is liable as a general partner.

“Indemnified Parties” means the Arrangers and the Administrative Agent.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Expense” means all interest expense of the General Partner, the Borrower and their Subsidiaries determined in accordance with GAAP plus (i) the General Partner’s and the Borrower’s pro rata share of interest expense in Investment Affiliates, (ii) capitalized interest not covered by an interest reserve from a loan facility, (iii) 100% of any accrued, or paid interest incurred on any obligation for which the Borrower or the General Partner is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, provided that (x) no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories and (y) all non-cash interest expense shall be excluded from the definition of Interest Expense.

“Interest Period” means a LIBOR Interest Period.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which the General Partner or the Borrower, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the General Partner or the Borrower on the consolidated financial statements of the General Partner or the Borrower.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement pursuant to Section 13.3.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

“LIBOR Advance” means an Advance which bears interest at a LIBOR Rate.

“LIBOR Applicable Margin” means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with Section 2.4 hereof.

“LIBOR Base Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate appearing on Reuters BBA Libor Rates Page 01 (or on any successor or substitute page of such page) providing rate quotations comparable to those currently provided on such page of such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such LIBOR Interest Period, as the rate for dollar deposits with a maturity comparable to such LIBOR Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Base Rate” with respect to such LIBOR Advance for such LIBOR Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such LIBOR Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Interest Period.

“LIBOR Interest Period” means with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day. In no event shall a LIBOR Interest Period extend beyond the then current Termination Date.

“LIBOR Loan” means a Loan which bears interest at a LIBOR Rate.

“LIBOR Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect on the day that such LIBOR Base Rate was determined. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not a multiple of 1/16 of 1% or of 1/100 of 1%.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s portion of any Advance.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Subsidiary Guaranties, and any other document from time to time evidencing or securing indebtedness or obligations incurred by the General Partner or the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Managing Agent” means the managing agent(s) identified in the cover page to this Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the General Partner, the Borrower and their Subsidiaries, taken as a whole, (ii) the ability of the General Partner or the Borrower to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Subsidiary” means a Subsidiary owning assets with a value greater than $2,000,000.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the General Partner, the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Operating Income” means, with respect to any Investment Affiliate or Subsidiary, for any period, such entity’s operating income minus all operating expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the generation of such operating income but excluding interest expense and other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

“New Term Loan Commitments” is defined in Section 2.5.

“New Term Loan Lender” is defined in Section 2.5.

“New Term Loans” is defined in Section 2.5.

“Note” means a promissory note, in substantially the form of Exhibit B hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” is defined in Section 13.3.3.

“Obligations” means the Advances, and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.7).

“Outstanding Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Loans outstanding at such time.

“Participant Register” is defined in Section 13.2.4.

“Participants” is defined in Section 13.2.1.

“Payment Date” means, with respect to the payment of interest accrued on any ABR Advance, the first Business Day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means, with respect to any Lender, (a) prior to the making of the Loans on the Effective Date the percentage of the Aggregate Commitments represented by such Lender’s Commitment and (b) after the making of the Loans on the Effective Date, the percentage of the aggregate outstanding principal amount of the Loans represented by such Lender’s Loans.

“Permitted Liens” are defined in Section 7.15.

“Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the General Partner, the Borrower or any member of the Controlled Group may have any liability.

“Preferred Dividends” shall mean, for any period, without duplication of such amounts as constitute intercompany debts or distributions, the sum of (a) dividends or distributions due and payable or accrued during such period on preferred stock issued by General Partner or a Subsidiary, and (b) distributions which are the functional equivalent of preferred dividends (i.e., which the issuer is required to make prior to distributions on another class or other classes of partnership interests) and which are due and payable or accrued during such period on preferred partnership interests issued by Borrower or any other Subsidiary.

“Pre-Stabilized Property” means, as of any date of determination, any income-producing Project in which construction has been completed for more than 18 months but which has not yet achieved an occupancy rate of 85%. Any such Project shall be treated as a Pre-Stabilized Property until it achieves an occupancy rate of 85%, unless the Borrower has made a one-time election to treat such Project as a Stabilized Property (and no longer treat such Project as a Pre-Stabilized Property).

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by Administrative Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order; (b) that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order; (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order; (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order; (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or (f) who is owned or controlled by a Person listed above in clause (c) or (e).

“Project” means any real estate asset owned or operated by the Borrower or any Subsidiary and operated or intended to be operated as an office, medical office, industrial or retail property.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Property Operating Income” means, with respect to any Project or other real estate asset, for any period, earnings from rental operations (computed in accordance with GAAP)

attributable to such Project or other real estate asset plus depreciation, amortization and interest expense for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance).

“Purchasers” is defined in Section 13.3.1.

“Rate Management Obligations” of a Person means any and all payment obligations of such Person then due under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any Rate Management Transactions, in each case net of liabilities owed by the counterparties thereto and net of any collateral consisting of cash, cash equivalents or letters of credit held solely for such payment obligations.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means (a) prior to the making of the Loans on the Effective Date, Lenders having in the aggregate greater than 50% of the Aggregate Commitment and (b) after the making of the Loans on the Effective Date, Lenders holding in the aggregate greater than 50% of the aggregate Outstanding Credit Exposure (not held by Defaulting Lenders who are not entitled to vote).

“Reserve Requirement” means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement on Eurocurrency liabilities.

“Revolving Credit Agreement” means the Seventh Amended and Restated Revolving Credit Agreement dated as of November 18, 2011 among the Borrower, the General Partner, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for such lenders, as amended and in effect from time to time.

“SEC” means the Securities and Exchange Commission.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by the General Partner or the Borrower or any member of the Controlled Group for employees of the General Partner or the Borrower or any member of the Controlled Group.

“Stabilized Property” means, as of any date of determination, any income-producing Project in which construction of improvements has been completed and which has achieved an occupancy rate of 85%.

“Subsidiary” means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, including all subsidiaries consolidated pursuant to GAAP (other than subsidiaries that are so consolidated because of the application of FASB Accounting Standards Codification 810-10 and do not otherwise meet the control tests described above). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower or the General Partner.

“Subsidiary Guarantor” means a Subsidiary of Borrower or General Partner which executes and delivers a Subsidiary Guaranty so that the Project owned by such Subsidiary shall qualify as an Unencumbered Asset. The Subsidiary Guarantors as of the date of this Agreement are listed on Schedule SG.

“Subsidiary Guaranty” means any guaranty executed and delivered by any Subsidiary Guarantor, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

“Substantial Portion” means, with respect to the Property of the General Partner, the Borrower or their Subsidiaries, taken as a whole, Property which (i) represents more than 25% of the consolidated assets of the General Partner, the Borrower and their Subsidiaries as disclosed on the most recently issued quarterly consolidated financial statements of the General Partner, the Borrower and their Subsidiaries, or (ii) is responsible for more than 25% of the consolidated net sales of the General Partner, the Borrower and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.

“Syndication Agent” means the Syndication Agents identified on the cover page of this Agreement.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means May 14, 2018.

“Total Asset Value” means the sum without duplication of: (a) Total Property Operating Income for all Stabilized Properties for the preceding quarter multiplied by four, capitalized at 7.75%, plus (b) Earnings From Service Operations for the preceding 12 full calendar months capitalized at 12.5%, plus (c) 100% of the GAAP book value of Assets Under Development plus (d) 50% of the GAAP book value of Pre-Stabilized Assets, plus (e) the GAAP book value of Acquisition Assets plus (f) the amount of any Unrestricted Cash and Cash Equivalents (excluding restricted tenant security deposits, cash pledged to secure letters of credit and other indebtedness and other restricted deposits); provided that any amount of Unrestricted Cash and Cash Equivalents netted against Consolidated Total Indebtedness or Consolidated Secured Indebtedness per Sections 7.20 (ii) or (iv) shall be excluded from the calculation of Total Asset Value, plus (g) the lower of book value or appraised value based on appraisals received by the Borrower, if any, of land not under development. The amount described in clause (b) excludes gains on merchant build Properties from Earnings From Service Operations, and the amount described in clause (c) cannot exceed 10% of Total Asset Value. For purposes of this definition, if the Borrower has included guarantees related to any tax increment financing (or any other type of public financing where a government entity contributes to the project costs) as described in the definition of “Guarantee Obligation”, then the Total Asset Value of any Project subject to such financing shall be adjusted to exclude the related deduction in book value of such Project if the Borrower is using GAAP book value to determine the Total Asset Value of such Project.

For purposes of determining Total Asset Value, the contributions to Total Asset Value from investments in (i) land not under development, (ii) non-office/medical office/industrial/retail property holdings (excluding cash), (iii) stock holdings, (iv) mortgages, (v) passive non-real estate investments, and (vi) joint ventures and partnerships, will be capped as follows: (1) the Total Asset Value attributable to the first category (land not under development) shall not exceed 13% of Total Asset Value, (2) the Total Asset Value attributable to any one of categories (ii) through (v) shall not exceed 10% of Total Asset Value, (3) the Total Asset Value attributable to the sixth category (joint ventures and partnerships) shall not exceed 25% of Total Asset Value, and (4) the Total Asset Value attributable to all the foregoing investment categories will be limited, in the aggregate, to not more than 30% of Total Asset Value. Notwithstanding the foregoing Borrower shall be permitted to include investments in assets based in Canada or Mexico in the determination of Total Asset Value provided the leases on those assets are paid in United States Dollars or Canadian Dollars and Total Asset Value attributable to same shall not exceed 10% of Total Asset Value.

For purposes of the preceding paragraph, non-revenue-generating investments and non-Project-revenue-generating assets will be valued at the lower of GAAP book value or appraised value based on appraisals received by the Borrower, if any.

“Total Liabilities” means all Indebtedness plus all other GAAP liabilities of the Borrower, General Partner and their respective Subsidiaries.

“Total Property Operating Income” means the sum of (i) earnings from rental operations (computed in accordance with GAAP) plus depreciation, amortization and interest expense (adjusted for any acquisitions and divestitures), and (ii) (without redundancy) the Borrower’s pro rata share of Net Operating Income from Investment Affiliates. The earnings from rental operations shall be adjusted to include pro forma earnings (as substantiated to the satisfaction of the Administrative Agent) for an entire quarter for any property acquired or placed in service during the quarter and to exclude earnings during such quarter from any property not owned as of the end of the quarter.

“Trading with the Enemy Act” is defined in Section 6.23.

“Transferee” is defined in Section 13.5.

“Type” means, with respect to any Advance, its nature as a ABR Advance or a LIBOR Advance.

“Unencumbered Asset” means, with respect to any Project which is in service, as of the end of any fiscal quarter, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of the Borrower or any Subsidiary, but excluding Permitted Liens other than those identified in Sections 7.15(v) and (vi)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of the Borrower or any Subsidiary) which prohibits or limits the ability of the General Partner, the Borrower or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the General Partner, the Borrower or any of their Subsidiaries, and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but excluding Permitted Liens other than those identified in Sections 7.15(v) and (vi)) on any assets or Capital Stock of the General Partner, the Borrower or any of their Subsidiaries, or would entitle any Person to the benefit of any Lien (but excluding Permitted Liens other than those identified in Sections 7.15(v) and (vi)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), (d) is 100% owned in fee simple or ground-leased under an Eligible Ground Lease by (i) the Borrower, (ii) a Subsidiary Guarantor or (iii) a wholly-owned Subsidiary of the Borrower (x) that is not a Guarantor, (y) that is not liable for any Indebtedness (including any guarantees of Indebtedness of another Person) and (z) that is not the subject of an event of the type described in Sections 8.7 or 8.8 (an “Unencumbered Property Subsidiary”), and (e) is in compliance with the representations in Section 6.20. For the purposes of this Agreement, any Property of a Subsidiary shall not be deemed to be unencumbered unless both (i) such Property and (ii) all Capital Stock of such Subsidiary held by the General Partner or the Borrower is unencumbered.

“Unencumbered Property Subsidiary” is defined in the definition of “Unencumbered Asset” above.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by the Borrower or any of its consolidated Subsidiaries and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by the Borrower or any of its consolidated Subsidiaries. As used in this definition, “Unrestricted” means the specified asset is not subject to any Liens or claims of any kind in favor of any Person.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.5(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDIT

2.1. Commitment. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make a Loan to the Borrower in a single drawing on the Effective Date in a principal amount equal to the amount of such Lender’s Commitment. Once repaid, the principal amount of a Loan may not be reborrowed. The Commitments shall expire on the earlier of the date on which the Loans are made hereunder and May 15, 2013.

2.2. Final Principal Payment. The Borrower promises to pay and shall pay all outstanding Advances and all other unpaid Obligations in full on the Termination Date.

2.3. Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment, except for New Term Loans made in accordance with Section 2.5. The Advances may be ABR Advances or LIBOR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11.

2.4. Applicable Margins. The ABR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time in accordance with the long-term unsecured debt ratings of the Borrower as set forth in the table attached as Exhibit A. In the event that a rating agency shall discontinue its ratings of the REIT industry or the Borrower, a mutually agreeable substitute rating agency may be selected by the Required Lenders and the Borrower.

If a rating agency downgrade or discontinuance results in an increase in the ABR Applicable Margin or the LIBOR Applicable Margin and if such downgrade or discontinuance is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at the Borrower’s request, the Borrower shall receive a credit against interest next due the Lenders equal to interest accrued from time to time during such period of downgrade or discontinuance and actually paid by the Borrower on the Advances at the differential between such Applicable Margins paid during such period of downgrade.

If a rating agency upgrade results in a decrease in the ABR Applicable Margin or LIBOR Applicable Margin and if such upgrade is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, Borrower shall be required to pay an amount to the Lenders equal to the interest differential on the Advances during such period of upgrade.

2.5. Incremental Term Loans. The Borrower may by written notice to the Administrative Agent, up to two (2) times during the term of this Agreement, elect to establish one or more new term loan commitments (the “New Term Loan Commitments”), in an aggregate amount equal to $100,000,000. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the New Term Loan Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent, (B) the amount of such New Term Loan Commitments, which must be at least $25,000,000, and (C) the identity of each Lender or other Purchaser that has been approved in writing by the Administrative Agent and the Borrower (each, a “New Term Loan Lender”) to which such New Term Loan Commitments will be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective as of such Increased Amount Date; provided that, both before and after giving effect to such New Term Loan Commitments (1) no Default or Unmatured Default shall exist on such Increase Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any New Term Loans, each of the conditions set forth in Section 5.2 shall be satisfied; (3) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.19 and Section 7.20 after giving effect to such New Term Loan Commitments as of the last day of the most recently ended fiscal quarter for which a compliance certificate has been delivered pursuant to Section 7.1(v); (4) the New Term Loan Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the New Term Loan Lender and the Administrative Agent, and each of which shall be recorded in the Register (as defined in Section 13.3.4); and (5) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

On any Increased Amount Date on which any New Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.

The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof the New Term Loan Commitments and the New Term Loan Lenders.

The terms and provisions of the New Term Loans and New Term Loan Commitments shall be identical to the existing Term Loans. In any event, the upfront fees applicable to the New Term Loans shall be determined by the Borrower and the applicable New Term Loan Lenders and shall be set forth in each applicable Additional Credit Extension Amendment. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 2.5.

2.6. Fees. The Borrower will pay to the Arrangers, to the Administrative Agent and to Administrative Agent for the benefit of the Lenders on or before the date hereof the fees specified in that certain Fee Letter dated April 12, 2013.

2.7. [Reserved].

2.8. Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $1,000,000 if in excess thereof), and each ABR Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof).

2.9. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding ABR Advances provided Administrative Agent receives notice of the payment by 10:00 a.m. Chicago time and the payment by 3:00 p.m. Chicago time. The Administrative Agent will notify the Lenders by 11:00 a.m. of any such notice received. The Borrower may from time to time pay a LIBOR Advance, provided a LIBOR Advance may not be paid prior to the last day of the applicable Interest Period unless accompanied by any amount due pursuant to Section 4.4. Any Advances that are repaid may not be reborrowed.

2.10. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) (i) not later than 10:00 a.m. Chicago time, at least one (1) Business Day before the Borrowing Date of each ABR Advance, and (ii) not later than 10:00 a.m. Chicago time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, specifying:

(a) the Borrowing Date, which shall be a Business Day, of such Advance,

(b) the aggregate amount of such Advance,

(c) the Type of Advance selected, and

(d) in the case of each LIBOR Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV. The Lenders shall not be obligated to match fund their LIBOR Advances. The Administrative Agent will make the funds so received from the Lenders available to the Borrower.

No Interest Period may end after the Termination Date and, unless all of the Lenders otherwise agree in writing, in no event may there be more than seven (7) different Interest Periods for LIBOR Advances outstanding at any one time.

2.11. Conversion and Continuation of Outstanding Advances. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into an ABR Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance continue as a LIBOR Advance for the same or another Interest Period. Subject to the terms of Section 2.8, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type of Advance; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a LIBOR Advance not later than 10:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into an ABR Advance, or three (3) Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

(i) the requested date which shall be a Business Day, of such conversion or continuation;

(ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

(iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the Interest Period applicable thereto.

2.12. Changes in Interest Rate, Etc. Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a ABR Advance pursuant to Section 2.11 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.11 hereof, at a rate per annum equal to the ABR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance.

2.13. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.10, 2.11 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued beyond its current term as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each ABR Advance shall bear interest at a rate per annum equal to the ABR Rate otherwise applicable to the ABR Advance plus 2% per annum; provided that such rates shall become applicable automatically without notice to the Borrower or an election or action by the Administrative Agent or any Lender if a Default occurs under Section 8.7 or Section 8.8, or a Default occurs relating to the payment of principal or interest, unless waived by the Required Lenders.

2.14. [Reserved].

2.15. [Reserved].

2.16. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied by the Administrative Agent among the Lenders in accordance with the class or type of Obligation being paid. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such

Lender promptly, which payment is expected to be made to such Lender by the close of business on the same Business Day received by Administrative Agent if received by noon (Chicago time) but shall in any event not be made to such Lender later than the next Business Day, provided that the Administrative Agent shall pay to each such Lender interest thereon, at the lesser of (i) the Federal Funds Effective Rate and (ii) the rate of interest applicable to such Loans, from the Business Day such funds are received by the Administrative Agent in immediately available funds (provided, if such funds are not received by the Administrative Agent by noon (Chicago time), such period shall commence on the Business Day immediately following the day such funds are received) until such funds are paid to each such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Administrative Agent for each payment of any of the Obligations as it becomes due hereunder.

2.17. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note. Each Lender’s books and records, including without limitation, the information, if any, recorded by the Lender on the Schedule attached to its Note, shall be deemed to be prima facia correct. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation signed by an Authorized Officer of each telephonic notice, if such confirmation is requested by the Administrative Agent or any Lender. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.18. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each ABR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such ABR Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a LIBOR Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each LIBOR Advance shall be payable on the last day of its applicable Interest Period, on any date on which such LIBOR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each LIBOR Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accruing at the rate set forth in Section 2.13 shall be payable on demand. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.19. Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof (but in no event later than one (1) Business Day prior to the proposed Borrowing Date for a ABR Advance or three (3) Business Days prior to the proposed Borrowing Date for a LIBOR Advance) the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.20. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.21. Non-Receipt of Funds by the Administrative Agent. (a) Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

(b) Notwithstanding anything to the contrary in Section 2.23, if any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.10, 2.21(a) or 11.8 hereof, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender has unsatisfied obligations under such Sections, hold any such amounts in a segregated account as cash collateral for, and application to, any such unsatisfied obligations; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.22. Usury. This Agreement and each Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan

Documents, the Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to a Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.23. Applications of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority with respect to each payment so collected or received:

(i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

(ii) to the reimbursement of any yield protection due to the Lenders in accordance with Section 4.1;

(iii) to the payment of the Administrative Agent’s Fee to the Administrative Agent if then due;

(iv) (a) in case the entire unpaid principal of the Obligations shall not have become due and payable, the whole amount received as interest then due to the Lenders (other than Defaulting Lenders) as their respective Percentages appear, and the whole amount, if any, received as principal then due to the Lenders as their respective Funded Percentages appear, or (b) in case the entire unpaid principal of the Obligations shall have become due and payable, as a result of a Default or otherwise, to the payment of the whole amount then due and payable on the Loan for principal, together with interest thereon at the Default Rate or the interest rate, as applicable, to the Lenders (other than Defaulting Lenders) as their respective Funded Percentages appear until paid in full; and

(v) subject to Section 2.24, to the payment of any sums due to each Defaulting Lender (provided that Administrative Agent shall have the right to setoff against such sums any amounts due from such Defaulting Lender).

2.24. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.2), provided that any waiver, amendment or modification that increases the

Commitment of a Defaulting Lender, forgives all or any portion of the principal amount of any Loan or interest thereon owing to a Defaulting Lender, reduces the Applicable Margin on the underlying interest rate options owing to a Defaulting Lender or extends the Termination Date shall require the consent of such Defaulting Lender.

ARTICLE III

[RESERVED]

ARTICLE IV

CHANGE IN CIRCUMSTANCES

4.1. Yield Protection.

If any Change in Law:

(a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes and Connection Income Taxes) to any Lender or any applicable Lending Installation in respect of its LIBOR Loans, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

(c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing would be to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation, as the case may be, in connection with such LIBOR Loans or Commitment, then, within 15 days after demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

4.2. Changes in Capital Adequacy Regulations.

If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change in Law regarding capital or liquidity adequacy, then, within fifteen (15) days after demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its Outstanding Credit Exposure or its obligation to make Loans, as the case may be, hereunder (after taking into account such Lender’s policies as to capital adequacy).

4.3. Availability of Types of Advances.

If any Lender in good faith determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid (together with any amounts due pursuant to Section 4.4); or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Advance of such Type, then, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination. If the Borrower is required to so repay a LIBOR Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Alternate Base Rate.

4.4. Funding Indemnification.

If any payment of a ratable LIBOR Advance is made by the Borrower on a date which is not the last day of the applicable Interest Period, or otherwise occurs because of acceleration or prepayment, or a ratable LIBOR Advance is not made, continued, converted or prepaid on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 4.3, or the assignment of a LIBOR Advance pursuant to Section 4.7 or the conversion of a LIBOR Advance shall occur on a day other than the last day of an Interest Period therefor, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

4.5. (a) Payment Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.5, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.5 (including by the payment of additional amounts pursuant to this Section 4.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 4.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 4.5, the term “applicable law” includes FATCA.

4.6. Lender Statements; Survival of Indemnity.

Each Lender shall use its reasonable efforts to designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of Advances under Section 4.3, so long as such designation does not reduce such Lender’s income or increase such Lender’s liabilities and is made on terms that, in the sole judgment of such Lender, do not cause such Lender to suffer any economic, legal or regulatory disadvantage. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 4.1, 4.2, 4.4 or 4.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 4.1, 4.2, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement.

4.7. Replacement of Lenders under Certain Circumstances.

The Borrower shall be permitted to replace any Lender which (a) is subject to claims for additional payments under Section 4.1 or Section 4.2, (b) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 4.5, (c) cannot maintain its LIBOR Loans at a suitable Lending Installation pursuant to Section 4.6 or (d) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement eliminates the circumstances giving rise to such replacement right and does not conflict with any applicable legal or regulatory requirements affecting the remaining Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement bank or institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 4.4 and 4.6 if any LIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall continue to pay all amounts payable hereunder without setoff, deduction, counterclaim or withholding and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

ARTICLE V

CONDITIONS PRECEDENT

5.1. Effective Date. This Agreement shall not become effective, and the Lenders shall not be required to make the Loans hereunder unless (a) the Borrower shall have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have complied with the requirements below and furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

(i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, the Guaranty, the Subsidiary Guaranties from each Subsidiary Guarantor on the Closing Date, and this Agreement;

(ii) Certified copies of (a) the articles of incorporation of the General Partner and the certificate of limited partnership of the Borrower, both with all amendments and certified by the appropriate governmental officer of the State of Indiana as of a recent date, and (b) the articles of incorporation, articles of formation or certificate of limited partnership of each of the Subsidiary Guarantors on the Closing Date, each certified by the appropriate governmental officer of the state of formation other than Duke Realty Ohio, which is a general partnership, as well as any other information required by Section 326 of the USA PATRIOT Act or necessary for the Administrative Agent or any Lender to verify the identity of the General Partner and Borrower as required by Section 326 of the USA PATRIOT Act;

(iii) Certificates of good standing for the General Partner and the Borrower, certified by the appropriate governmental officer of the State of Indiana, certificates of good standing for each Subsidiary Guarantor (other than Duke Realty Ohio, which is a general partnership) on the Closing Date, certified by the appropriate governmental officer of the state of formation, and if requested by Administrative Agent, foreign qualification certificates for the General Partner, the Borrower and the Subsidiary Guarantors (other than Duke Realty Ohio, which is a general partnership), certified by the appropriate governmental officer, for each jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

(iv) Copies, certified by an officer of the General Partner, of (1) its formation documents (including by-laws), together with all amendments thereto, (2) the formation documents (including the Partnership Agreement) of the Borrower, together with all amendments thereto and (3) the formation documents of each of the Subsidiary Guarantors on the Closing Date;

(v) An incumbency certificate, executed by an officer of the General Partner, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of the General Partner, the Borrower and each Subsidiary Guarantor and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(vi) Copies, certified by the Secretary or Assistant Secretary, of the General Partner’s Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by the General Partner, the Borrower and the Subsidiary Guarantors hereunder;

(vii) A written opinion of counsel to the General Partner, the Borrower and the Subsidiary Guarantors, addressed to the Lenders in substantially the form of Exhibit D hereto;

(viii) A certificate, signed by an officer of the General Partner on behalf of the Borrower and for itself, stating that on the Borrowing Date no Default or Unmatured

35

Default has occurred and is continuing and that all representations and warranties of the General Partner and the Borrower are true and correct as of the Borrowing Date, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(ix) The most recent financial statements of the General Partner and the Borrower and a certificate from an officer of the General Partner that no material adverse change in the General Partner’s or the Borrower’s financial condition has occurred since December 30, 2012;

(x) UCC financing statement, judgment, and tax lien searches with respect to the General Partner, the Borrower and the Subsidiary Guarantors from their states of organization and the states where they have their principal place of business;

(xi) A compliance certificate in the form of Exhibit F hereto demonstrating the Borrower’s compliance with the covenants set forth in Article VII herein on a pro-forma basis, after giving effect to the Loans;

(xii) [Reserved];

(xiii) Evidence that all parties whose consent is required for Borrower, General Partner or the Subsidiary Guarantors to execute the Loan Documents have provided such consents;

(xiv) The Administrative Agent shall have determined that (i) since December 31, 2012 there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder and (ii) the Borrower has fully cooperated with the Administrative Agent’s syndication efforts including, without limitation, by providing the Administrative Agent with information regarding the Borrower’s operations and prospects and such other information as the Administrative Agent deems necessary to successfully syndicate the Loans hereunder;

(xv) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

5.2. Additional Conditions Precedent. The Lenders shall not be required to make the Loans, unless on the Borrowing Date:

(i) There exists no Default or Unmatured Default;

(ii) The representations and warranties contained in Article VI are true and correct as of the Borrowing Date with respect to the General Partner, the Borrower and to any Subsidiary in existence (as applicable) on the Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

(iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

The Borrowing Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The General Partner and the Borrower each respectively (unless otherwise noted) represents and warrants to the Lenders that:

6.1. Existence. It is duly organized, validly existing and in good standing under the laws of the State of Indiana, with its principal place of business in Indianapolis, Indiana and is duly qualified as a foreign corporation or partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

6.2. Authorization and Validity. It has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by it of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of, respectively, the General Partner or the Borrower enforceable against such entity in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

6.3. No Conflict; Government Consent. Neither the execution and delivery by it of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on, respectively, the General Partner or the Borrower or any of such entity’s Material Subsidiaries or such entity’s or any Material Subsidiary’s articles of incorporation, by-laws, certificate of limited partnership or partnership agreement or the provisions of any indenture, instrument or agreement to which such entity or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such entity or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

6.4. Financial Statements; Material Adverse Change. The December 31, 2012 consolidated financial statements of the General Partner, the Borrower and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the General Partner, the Borrower and their Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since December 31, 2012, there has been no change in the business, Property, financial condition or results of operations of the General Partner, the Borrower and their Subsidiaries (including any litigation, arbitration, governmental investigation, proceeding or inquiry) which could have a Material Adverse Effect.

6.5. Taxes. It and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by, respectively, the General Partner or the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the General Partner, the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

6.6. Litigation and Guarantee Obligations. Except as disclosed in the General Partner’s most recent filings with the SEC on Form 10-K and Form 10-Q, as of the Closing Date, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of its officers, threatened against or affecting the General Partner, the Borrower or any of their Subsidiaries which could have a Material Adverse Effect. It has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 7.1.

6.7. Subsidiaries. Schedule 1 hereto contains an accurate list of all of the presently existing Subsidiaries of such entity, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by it or its Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

6.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither it nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither it nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

6.9. Accuracy of Information. All factual information furnished by or on behalf of such entity or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of such entity or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

6.10. Margin Stock. It does not hold any margin stock (as defined in Regulation U).

6.11. Material Agreements. Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither it nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

6.12. Compliance With Laws. It and its Subsidiaries have complied, to the best of their knowledge, with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither it nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

6.13. Ownership of Properties. On the date of this Agreement, it and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 7.15, to all of the Property and assets reflected in the financial statements as owned by it.

6.14. Investment Company Act. Neither it nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6.15. Public Utility Holding Company Act. Neither it nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.16. Solvency. (i) Immediately after the Closing Date and immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the General Partner, the Borrower and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the General Partner, the Borrower and their Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the General Partner, the Borrower and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the General Partner, the Borrower and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the General Partner, the Borrower and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the General Partner, the Borrower and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii) It does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

6.17. Insurance. It and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are at least comparable to the coverage maintained by institutional owners of similar properties as evidenced by insurance certificates provided to Administrative Agent, including, without limitation:

(i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project;

(ii) Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and

(iii) Comprehensive general liability insurance in the amount of $5,000,000 per occurrence.

6.18. REIT Status. The General Partner is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust and currently is in compliance with all provisions of the Code applicable to qualification as a real estate investment trust.

6.19. Environmental Matters. Except as set forth on Schedule 6.19, each of the following representations and warranties is true and correct on and as of the Closing Date (taking into account the effects of any operation and maintenance, remediation, clean-up or similar plans that have been entered into in accordance with any applicable Environment Laws) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(i) To the best knowledge of, respectively, the General Partner or the Borrower, the Projects of such entity and its Subsidiaries do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws. In making this statement, General Partner and Borrower are assuming (except to the extent that either of them has actual knowledge to the contrary) that any Person handling any Materials of Environmental Concern at any Project will do so in a reasonable manner and in accordance with all legal requirements.

(ii) To the best knowledge of such entity, the Projects of such entity and its Subsidiaries and all operations at the Projects are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Projects of such entity and its Subsidiaries, or violation of any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

(iii) Neither it nor any of its Subsidiaries has received from any governmental authority any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened, nor has any proceeding been brought or complaint filed by any party alleging any such violation, non-compliance, liability or potential liability.

(iv) To the best knowledge of such entity, Materials of Environmental Concern have not been transported or disposed of from the Projects of such entity and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of such entity and its Subsidiaries in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such entity, threatened, under any Environmental Law to which such entity or any of its Subsidiaries is or will be named as a party with respect to the Projects of such entity and its Subsidiaries, nor to Borrower’s knowledge are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of such entity and its Subsidiaries.

(vi) To the best knowledge of such entity, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of such entity and its Subsidiaries, or arising from or related to the operations of such entity and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.20. Unencumbered Assets. Schedule 3 hereto contains a complete and accurate description of Unencumbered Assets as of the Closing Date and as supplemented from time to time in connection with the delivery of a compliance certificate pursuant to Section 7.1 hereof, including the entity that owns or ground leases each Unencumbered Asset. Any supplements in connection with the delivery of a compliance certificate shall specifically highlight the changes in Schedule 3. With respect to each Project identified from time to time as an Unencumbered Asset, except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld), Borrower hereby represents and warrants as follows except to the extent the failure of such representation and warranty to be true would not materially adversely affect the use and operation of such Project for its intended use or its marketability or value:

6.20.1 No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 7.6 hereof.

6.20.2 To the Borrower’s knowledge, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties except to the extent allowed by applicable laws), building codes, land use and Environmental Laws, and other similar laws (“Applicable Laws”).

6.20.3 The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

6.20.4 All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

6.20.5 The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

6.20.6 Borrower is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset other than damage which has been covered by insurance, is in good repair and there is no material deferred maintenance other than ordinary deferred maintenance given the age of the asset for which adequate reserves exist. The Unencumbered Asset is free from material damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower threatened condemnation proceedings affecting the Unencumbered Asset, or any material part thereof.

6.20.7 Except for matters insured by title insurance, all improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefiting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All material amenities, access routes or other items that materially benefit the Unencumbered Asset are under direct control of Borrower, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

6.20.8 There are no material delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

A breach of any of the representations and warranties contained in this Section 6.20 with respect to a Project shall disqualify such Project from being an Unencumbered Asset for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset and the failure to designate a replacement Unencumbered Asset or otherwise cure such breach in accordance with this Agreement results in a Default under one of the other provisions of this Agreement).

6.21. Plan Assets; Prohibited Transactions. Neither Borrower, any Subsidiary nor any member of the Controlled Group maintains any Plan. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

6.22. USA PATRIOT Act. (a) Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(b) Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates: (1) is targeted by United States or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person; or (4) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

6.23. Embargoed Person. To the knowledge of the Borrower (a) none of the Borrower’s assets constitute property of, or are beneficially owned, directly or indirectly, by any

Person targeted by economic or trade sanctions under US law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transaction With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act, if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in the Borrower if the result of such interest would be that any Loan would be in violation of law; (c) the Borrower has not engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither the Borrower nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 6.23, the Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

ARTICLE VII

COVENANTS

During the term of this Agreement and until payment in full of the Obligations and termination of the Commitments, unless the Required Lenders shall otherwise consent in writing:

7.1. Financial Reporting. The General Partner and the Borrower will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

(i) As soon as available, but in any event not later than fifty (50) days after the close of each fiscal quarter, for the General Partner (consolidated with the Borrower and their Subsidiaries), an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the General Partner, the Borrower and their Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the General Partner’s chief financial officer or chief accounting officer;

(ii) As soon as available, but in any event not later than fifty (50) days after the close of each fiscal quarter, for the General Partner, the Borrower and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by the entity’s chief financial officer or chief accounting officer, including a statement of Funds From Operations, a description of Unencumbered Assets, a statement of Guarantee Obligations, including a description of any guaranties of Investment Affiliate Debt excluded from Guarantee Obligations pursuant to the definition thereof, along with a certification that the conditions for exclusion are met and such back-up information as may be requested by Administrative Agent, a report listing and describing all newly acquired Projects, including their Property Operating Income, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Project information for all Projects, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested;

(iii) As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, for the General Partner (consolidated with the Borrower and their Subsidiaries), audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by KPMG LLP, or the other top four accounting firms by size (or other independent certified public accountants of nationally recognized standing acceptable to Administrative Agent) without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit;

(iv) As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, for the General Partner, the Borrower and their Subsidiaries, related reports in form and substance satisfactory to the Lenders, certified by the entity’s chief financial officer or chief accounting officer, including reports containing taxable income and Property Operating Income for each individual property;

(v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit F hereto signed by the General Partner’s and the Borrower’s chief financial officers or chief accounting officers showing the calculations and computations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

(vi) As soon as possible and in any event within ten (10) days after the General Partner or the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such entity, describing said Reportable Event and the action which such entity proposes to take with respect thereto;

(vii) As soon as possible and in any event within ten (10) days after receipt by the General Partner or the Borrower, a copy of (a) any notice or claim to the effect that the General Partner, the Borrower or any of their Subsidiaries is or may be liable to any Person as a result of the release by such entity, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the General Partner or the Borrower or any of their Subsidiaries, which, in either case, could have a Material Adverse Effect;

(viii) Promptly upon the furnishing thereof to the shareholders of the General Partner or the partners of the Borrower, copies of all proxy statements so furnished which may be made available by electronic means;

(ix) Promptly upon the filing thereof, copies of all financial statements and reports on Form 10-K and Form 10-Q which the General Partner, the Borrower or any of their Subsidiaries files with the SEC, which may be made available by electronic means;

(x) Promptly upon the distribution thereof to the press or the public, copies of all press releases, which may be made available by electronic means; and

(xi) Such other information (including, without limitation, financial statements, information regarding operations and business affairs, public information filed with the SEC, and financial statements, reports and other information distributed to the shareholders of the General Partner or the partners of the Borrower) as the Administrative Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 7.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date than is hereby required, then the information required hereunder shall be furnished to the Lenders at such earlier date.

7.2. Use of Proceeds. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, use the proceeds of the Advances for the general business purposes of the Borrower, including, but not limited to, working capital needs and interim financing for property acquisitions of new Projects, construction of new improvements or expansions of existing improvements on Projects, to repay outstanding Advances and to purchase the preferred or common stock of the General Partner. The General Partner and the Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any “margin stock” (as defined in Regulation G or U) or (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto and the Required Lenders have consented to such use of the proceeds of such Advance, except that the General Partner may repurchase any of its preferred or common stock that constitutes “margin stock” so long as such repurchase does not violate Regulations U or X or otherwise constitute a Default or an Unmatured Default.

7.3. Notice of Default. The General Partner and the Borrower will give, and will cause each of their Subsidiaries to give, prompt notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

7.4. Conduct of Business. The General Partner and the Borrower will do, and will cause each of their Subsidiaries to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its businesses in substantially the same manner as it is presently conducted and, specifically, neither the General Partner, the Borrower nor their respective Subsidiaries will undertake any business other than the acquisition, development, ownership, management, operation and leasing of office, medical office, industrial and retail properties and ancillary businesses specifically related thereto, including its third party construction business and investments in (i) land, (ii) non-office, non-medical office, non-industrial, and non-retail property holdings (excluding cash), (iii) stock holdings, (iv) mortgages (v) passive non-real estate investments and (vi) joint ventures and partnerships.

7.5. Taxes. The General Partner and the Borrower will pay, and will cause each of their Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

7.6. Insurance. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice and the representation made by Borrower in Section 6.17, and the General Partner and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

7.7. Compliance with Laws. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject.

7.8. Maintenance of Properties. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

7.9. Inspection. The General Partner and the Borrower will, and will cause each of their Subsidiaries to, permit the Lenders, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the General Partner, the Borrower and each of their Subsidiaries, to examine and make copies of the books of accounts and other financial records of the General Partner, the Borrower and each of their Subsidiaries, and to discuss the affairs, finances and accounts of the General Partner, the Borrower and each of their Subsidiaries, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

7.10. Maintenance of Status. The General Partner shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

7.11. Dividends. Provided there is not a continuing Default under Section 8.1 or Section 8.2, and there is not a continuing Default under Section 8.3 relating to a breach of any of the covenants contained in Section 7.20, the General Partner and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by the General Partner, provided, however, that subject to the terms of the next sentence, in no event shall the General Partner or any of its Subsidiaries declare or pay dividends on their Capital Stock if dividends paid in any period of four fiscal quarters, in the aggregate, would exceed 95% of Funds From Operations for such period. Notwithstanding the foregoing, the General Partner shall be permitted to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust, provided there is not a continuing Default under Sections 8.1 or 8.2.

7.12. Merger; Sale of Assets. (a) The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Property, except for such transactions that occur between the General Partner, the Borrower and/or the Wholly-Owned Subsidiaries of Borrower or General Partner, provided, however, the General Partner or the Borrower may merge with or acquire other companies as partnerships so long as:

(i) After giving effect to such merger or acquisition, no provision of this Agreement will have been violated; and

(ii) the General Partner or the Borrower will be the surviving entity.

The Borrower will notify all of the Lenders of all material acquisitions, dispositions, mergers or asset purchases regardless of whether or not the Required Lenders must first give their written consent.

(b) The General Partner and the Borrower will not, and will not permit any of their Subsidiaries to, sell, transfer or otherwise dispose of any Property unless after giving effect thereto no Default or Unmatured Default exists or would exist; provided that the Borrower shall deliver to the Administrative Agent and the Lenders written notice not less than five (5) Business Days prior to a sale, transfer or other disposition of any Unencumbered Assets, in a single transaction or series of related transactions, for consideration in excess of $500,000,000. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of the General Partner’s and the Borrower’s chief financial officers or chief accounting officers certifying that the Borrower is in compliance in all material respects with this Agreement and the other Loan Documents and would be in compliance with the financial covenants set forth in Sections 7.19 and 7.20 on a pro-forma basis using the most recent quarterly financial statements then available and after giving effect to the proposed transaction (or will be after making the required prepayments described in the next paragraph), along with a certification that the Borrower has no knowledge of any facts or circumstances that would make any such information inaccurate, incomplete or otherwise misleading in any material respect.

To the extent such proposed transaction would result in a failure to comply with the covenants set forth herein, the Borrower shall apply the proceeds of such transaction (together with such additional amounts as may be required), to prepay the Obligations in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction. Amounts so prepaid shall be applied to the Obligations in accordance with Section 2.23.

7.13. General Partner’s Ownership and Control of Borrower. The General Partner will not relinquish, and will not allow any reduction in, its ownership or control of the Borrower and will not allow or suffer to exist any pledge, other encumbrance or the conversion to limited partnership interests of any of the general partnership interests in the Borrower; provided that (i) the General Partner’s ownership of the Borrower, including any interests held by Wholly Owned Subsidiaries of the General Partner, may be reduced to 67% by the issuance of additional limited partnership units, so long as the General Partner remains the sole general partner of Borrower, (ii) the General Partner shall not transfer any partnership interest in the Borrower to a Wholly Owned Subsidiary of the General Partner unless such Subsidiary does not own any material assets other than its partnership interests in Borrower and (iii) the General Partner shall not pledge its partnership interest in the Borrower.

7.14. Sale and Leaseback. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, sell or transfer any of its Projects in order to concurrently or subsequently lease as lessee such or similar Projects.

7.15. Liens. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the General Partner, the Borrower or any of their Subsidiaries, except:

(i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

(ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv) Utility easements, access easements, building restrictions, license agreements, park association covenants and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way impair the marketability of the same or interfere with the use thereof in the business of the General Partner, the Borrower or their Subsidiaries;

(v) Liens existing on the date hereof and described in Schedule 2 hereto;

(vi) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement; and

(vii) Liens which are rights of first offer, refusal or options to purchase granted to third parties which grant such third party the right to purchase.

Liens permitted pursuant to this Section 7.15 shall be deemed to be “Permitted Liens”.

7.16. Affiliates. The General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the General Partner’s, the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the General Partner, the Borrower or such Subsidiary than the General Partner, the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

7.17. Interest Rate Hedging. The General Partner and the Borrower will not enter into or remain liable upon, nor will they permit any Subsidiary to enter into or remain liable upon, any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options unless such agreement, device or arrangement was entered into by the General Partner or the Borrower in the ordinary course of its business for the purpose of hedging interest rate risk to the General Partner or the Borrower or any Subsidiary.

7.18. Subsidiary Guaranty. (a) The Borrower will cause any Subsidiary which (i) owns or ground leases an Unencumbered Asset and (ii) is liable for any Indebtedness (including any guarantees of debt of another person) to enter into a Subsidiary Guaranty, if the Borrower desires that the Project owned by such Subsidiary qualify as an Unencumbered Asset and be included in the calculation of the financial covenant in Section 7.20(iii), and will also deliver to the Administrative Agent for the benefit of the Lenders (concurrently with the inclusion of any Project as an Unencumbered Asset) the following items:

(i) a Subsidiary Guaranty, or a joinder agreement in respect of any existing Subsidiary Guaranty;

(ii) a certificate signed by the President, a Vice President, or a chief financial officer or chief accounting officer of the Borrower making representations and warranties to the effect of those contained in Section 6.1, Section 6.2 and Section 6.3, with respect to such Subsidiary Guarantor and the Subsidiary Guaranty and in Section 6.20 with respect to the Unencumbered Assets owned by such Subsidiary Guarantor, as applicable; and

(iii) an opinion of counsel addressed to each Lender and reasonably satisfactory to the Administrative Agent, to the effect that the Subsidiary Guaranty has been duly authorized, executed and delivered by such Subsidiary Guarantor and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and be general equitable principles.

(b) Other than during the continuance of a Default or an Unmatured Default, the Subsidiary Guaranty of any Subsidiary Guarantor shall be released without the further consent of the Lenders if and when (i) a Project is sold or transferred by a Subsidiary Guarantor and all of the Projects owned by such Subsidiary Guarantor shall thereby cease (not thereby creating a Default or an Unmatured Default) to be Unencumbered Assets or (ii) such Subsidiary becomes an Unencumbered Property Subsidiary and is therefore no longer required to be a Subsidiary Guarantor in order for the Projects owned by such Subsidiary to qualify as Unencumbered Assets, provided the foregoing shall never permit the release of the Guaranty of the General Partner. At the request and expense of the Borrower, the Administrative Agent shall execute and deliver an instrument confirming such release.

7.19. Consolidated Net Worth. The Borrower, as of the last day of any fiscal quarter, shall maintain a Consolidated Net Worth of not less than the sum of (i) $3,100,000,000, plus (ii) seventy percent (70%) of the aggregate increases in total equity (as reported on the consolidated balance sheet of the Borrower) after September 30, 2011, by reason of the issuance and sale of Equity Interests of the Borrower (other than (x) the issuance and sale of preferred Equity Interests in substitution and replacement of other preferred Equity Interests of the Borrower that have been redeemed or otherwise acquired to the extent that the net proceeds from such issuance and sale do not exceed the amount that was redeemed or otherwise acquired, (y) issuances to the Borrower and (z) the issuance of common Equity Interests in exchange for preferred Equity Interests), including upon any conversion of debt securities of the Borrower into such Equity Interests.

7.20. Indebtedness and Cash Flow Covenants. The General Partner on a consolidated basis with the Borrower and their Subsidiaries shall not, as of the last day of any fiscal quarter, permit:

(i) the ratio of Adjusted EBITDA to Fixed Charges to be less than 1.50 to 1.0 for the preceding 12 full calendar months throughout the remaining term of the Facility;

(ii) Consolidated Total Indebtedness (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of Unrestricted Cash and Cash Equivalents in excess of $30,000,000 and (y) the amount of Consolidated Total Indebtedness that matures within twenty-four (24) months of such date of determination) to exceed sixty percent (60%) of Total Asset Value, provided that such ratio may exceed sixty percent (60%) but may not exceed sixty-five percent (65%) as at the end of no more than two quarters during the term of this Agreement;

(iii) The ratio obtained by dividing (a) the sum of (i) Property Operating Income from Unencumbered Assets that are wholly-owned by the Borrower, a Subsidiary Guarantor or an Unencumbered Property Subsidiary for such quarter minus the Capital Expenditure Reserve Amount for such wholly-owned Unencumbered Assets for such quarter plus (ii) Earnings from Service Operations for such quarter (limited to 15% of the sum of Property Operating Income from wholly owned Unencumbered Assets and Earnings from Service Operations) by (b) the interest incurred on all Consolidated Unsecured Indebtedness for such quarter to be less than 1.75 to 1.0 for the quarter then ended; or

(iv) Consolidated Secured Indebtedness (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of Unrestricted Cash and Cash Equivalents in excess of $30,000,000 and (y) the amount of Consolidated Secured Indebtedness that matures within twenty-four (24) months of such date of determination) to exceed thirty percent (30%) of Total Asset Value.

7.21. Environmental Matters. The General Partner and the Borrower will and will cause each of their Subsidiaries to:

(i) Subject to any remediation programs described on Schedule 6.19, comply with, and use its commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

(ii) Subject to any remediation programs described on Schedule 6.19, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the General Partner has determined in good faith that contesting the same is not in the best interests of the General Partner, the Borrower and their Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect; and

(iii) defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the General Partner, the Borrower, their Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

The indemnity contained in (iii) above shall continue in full force and effect regardless of the termination of this Agreement.

7.22. Intentionally Omitted.

7.23. Borrower’s Partnership Agreement. The General Partner shall not consent to any changes to Borrower’s partnership agreement, other than changes in the ordinary course of business, without providing prior written notice to the Administrative Agent. The General Partner shall not consent to any change to Borrower’s Partnership Agreement that would be materially adverse to the Lenders without obtaining the prior written consent of the Administrative Agent.

7.24. Intentionally Omitted.

7.25. Notice of Rating Change. The Borrower shall notify the Administrative Agent promptly if there is any change in the long term unsecured debt rating of the Borrower from Moody’s or S&P.

ARTICLE VIII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

8.1. Nonpayment of any principal payment on any Note or Loan when due.

8.2. Nonpayment of interest upon any Note or Loan or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

8.3. The breach of any of the terms or provisions of Sections 7.2, 7.3, 7.10 through 7.20 and 7.23.

8.4. Any representation or warranty made or deemed made by or on behalf of the General Partner, the Borrower or any of their Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be untrue or inaccurate in any material respect on the date as of which made; provided, however, that as to any such untrue or inaccurate representation, warranty, acknowledgement or statement which was unintentionally submitted to the Administrative Agent or the Lenders and which can be made true and correct by action of Borrower, Borrower shall have a period of thirty (30) days following the date of such representation, warranty acknowledgement or statement to undertake and complete all action necessary to make such representation, warranty, acknowledgement or statement true and correct in all material respects.

8.5. The breach (other than a breach which constitutes a Default under Section 8.1, 8.2, 8.3 or 8.4) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender; provided, however, if such breach is susceptible of cure but cannot be cured within such 30-day period and Borrower is proceeding diligently and in good faith to cure such breach, such thirty (30) day period shall be extended for up to an additional thirty (30) days, not to exceed a total of sixty (60) days, as shall be necessary for Borrower in the exercise of due diligence to cure such breach.

8.6. Failure of the General Partner, the Borrower or any of their Subsidiaries to pay when due any Indebtedness (other than (a) Indebtedness that is non-recourse to the General Partner, the Borrower or the Subsidiaries and (b) the Indebtedness hereunder) aggregating in excess of $50,000,000 and such failure shall continue after the applicable grace or cure period, if any, specified in any agreement or instrument relating to such Indebtedness; or the General Partner, the Borrower or any of their Subsidiaries defaults in the performance or observance of any agreement or condition relating to such Indebtedness that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 8.6 shall not apply (x) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) to secured Indebtedness for which a forbearance, extension or restructuring agreement is in effect that prevents the holder or holders of such Indebtedness or any trustee or agent on its or their behalf from declaring such Indebtedness to become due prior to its scheduled maturity. For purposes of clause (a) of this Section 8.6, the term “non-recourse” shall mean Indebtedness for which the General Partner, the Borrower or any Subsidiary is not liable other than (i) as to its interest in a specifically identified property or asset and (ii) with respect to fraud, misappropriation, and other customary “bad act carve-outs” under the applicable agreements relating to such Indebtedness, but only so long as no such “bad act carve-out” event has occurred. For purposes of this Section 8.6, the $50,000,000 threshold for Indebtedness to which this Section 8.6 applies shall include only the portion of Indebtedness that is recourse to the General Partner, the Borrower or any Subsidiary.

8.7. The General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or have an involuntary proceeding seeking such relief filed against it and such proceeding shall continue undismissed for sixty (60) days, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.7,

(vi) fail to contest in good faith any appointment or proceeding described in Section 8.8 and maintain adequate reserves for such contest in accordance with GAAP or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

8.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the General Partner, the Borrower or any Subsidiary having more than $10,000,000 of Equity Value or any Substantial Portion of its Property, or a proceeding described in Section 8.7(iv) shall be instituted against the General Partner, the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

8.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a “Condemnation”), all or any portion of the Projects of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property.

8.10. The General Partner, the Borrower or any of their Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the General Partner, the Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, with adequate reserves therefor having been maintained in accordance with GAAP.

8.11. The General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the General Partner, the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $100,000 per annum.

8.12. The General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the General Partner, the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

8.13. Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), material environmental problems related to Projects of the Borrower and its Subsidiaries if the affected Projects have an aggregate book value in excess of $20,000,000.

8.14. The occurrence of any default under any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

8.15. Any of the Loan Documents shall be revoked, rescinded, repudiated or otherwise cease to be in full force and effect, or any of the General Partner, the Borrower or the Subsidiary Guarantors shall assert that any of the Loan Documents has been revoked, rescinded or terminated (other than in accordance with its terms).

8.16. The breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transaction,” whether or not any Lender or Affiliate of a Lender is a party thereto, which continues beyond any applicable grace period.

8.17.(a) The acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests of the General Partner representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the General Partner by Persons who were neither (i) nominated by the board of directors of the General Partner nor (ii) appointed by directors so nominated; or (c) the acquisition by any Person or group, directly or indirectly, by contract or otherwise of the power to exercise control over Equity Interests of the General Partner representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner.

8.18. An Event of Default (as defined therein) shall occur under the Revolving Credit Agreement.

ARTICLE IX

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

9.1. Acceleration. If any Default described in Section 8.7 or 8.8 occurs with respect to the Borrower, the Commitments and all other obligations of the Lenders to make Loans shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs, the Administrative Agent may, and will if directed by the Required Lenders, terminate or suspend the Commitments and all other obligations of the Lenders to make Loans hereunder, whereupon (in the case of termination) the Commitments shall terminate, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default

(other than any Default as described in Section 8.7 or 8.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

9.2. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders), the Borrower and the General Partner may enter into written agreements supplemental hereto for the purpose of amending or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or any provision hereunder; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i) Extend the Termination Date or forgive all or any portion of the principal amount of any Loan or accrued interest thereon, reduce the Applicable Margins on the underlying interest rate options or otherwise modify or add to such Applicable Margins or interest rate options, or extend the time of payment of any of the Obligations.

(ii) Release the General Partner from the Guaranty, or materially modify the Guaranty or waive a material provision of the Guaranty.

(iii) Change the percentage specified in the definition of Required Lenders.

(iv) [Reserved].

(v) Permit the Borrower to assign or allow another Person to assume its rights under this Agreement.

(vi) Amend this Section 9.2.

(vii) Amend Section 2.23 such that the order of priority of payments is changed or payments that are now required to be applied in accordance with the Percentages or Funded Percentages of the Lenders shall be applied in any other manner.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment increasing the Commitment of any Lender shall be effective without the written consent of such Lender. No amendment of Section 2.24 shall be effective without the written consent of the Administrative Agent. The approval of the Required Lenders shall not be required for the making of New Term Loans in accordance with Section 2.5.

9.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X

GENERAL PROVISIONS

10.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the General Partner, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof, except for the agreement of the Borrower to pay certain fees to the Administrative Agent and the agreement of the Administrative Agent to pay certain fees to the Lenders.

10.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.6. Expenses; Indemnification. The Borrower shall reimburse the Indemnified Parties on demand for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and reasonable fees and expenses for attorneys for the Indemnified Parties, which attorneys may be employees of the Indemnified Parties) paid or incurred by the Indemnified Parties (whether in their capacity as arrangers, or, in the case of JPMCB in its capacity as Administrative Agent) in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Indemnified Parties, and the Lenders for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses for attorneys for the Indemnified

Parties and the Lenders, which attorneys may be employees of the Indemnified Parties or the Lenders) paid or incurred by the Indemnified Parties (whether in their capacity as arrangers, or, in the case of JPMCB, in its capacity as Administrative Agent) or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Indemnified Parties and each Lender and their directors, officers, employees, agents, attorneys and professional advisors against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such entity is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the Loans and the other transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, any actual or alleged presence or release of materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or the use of the proceeds thereof. The obligations of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

10.8. Accounting. All computations of financial ratios and covenants to be made in this Agreement (including in the definitions) shall be made without giving effect to required GAAP adjustments regarding treatment of non-cash interest on Indebtedness that is convertible to Equity Interests. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 6.4. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. If at any time any change in reporting on the consolidated financial statements of the General Partner, the Borrower and their Subsidiaries would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in reporting (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with the reporting prior to such change therein

10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.10. Nonliability of Lenders. The relationship between the General Partner and the Borrower, on the one hand, and the Lenders, the Arrangers and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent, the Arrangers, nor any Lender shall have any fiduciary responsibilities to the General Partner and the Borrower. Neither the Administrative Agent, the Arrangers, nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

10.11. Publicity. The Lenders shall have the right to do a tombstone publicizing the transaction contemplated hereby without the consent of the Borrower or General Partner.

10.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10.13. CONSENT TO JURISDICTION. THE GENERAL PARTNER AND THE BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS AND THE GENERAL PARTNER AND THE BORROWER EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GENERAL PARTNER OR THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GENERAL PARTNER OR THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN SUCH COURTS.

10.14. WAIVER OF JURY TRIAL. THE GENERAL PARTNER, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY

JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

10.15. Agent Responsibilities. Borrower, the Administrative Agent and each Lender acknowledges and agrees that the obligations of the Syndication Agent, the Documentation Agent, the Managing Agents, and the Co-Agents (collectively, the “Other Agents”) hereunder shall be limited to those obligations that are expressly set forth herein, if any, or in any other written agreement with such parties, and the Other Agents shall not be required to take any other action or assume any liability except as may be required in their capacity as a Lender hereunder. Borrower, the Administrative Agent and each Lender agrees that the indemnifications set forth herein for the benefit of the Administrative Agent shall also run to the benefit of each Other Agent to the extent such Other Agent incurs any loss, cost or damage arising from its agency capacity hereunder.

10.16. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Administrative Agent and the Lenders will ask for Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow Administrative Agent and the Lenders to identify Borrower, and, if Borrower is not an individual, Administrative Agent and the Lenders will ask for Borrower’s name, tax identification number, business address, and other information that will allow Administrative Agent and the Lenders to identify Borrower. Administrative Agent and the Lenders may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

ARTICLE XI

THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS

11.1. Appointment; Nature of Relationship. JPMCB is hereby appointed by each of the Lenders as its agent (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to take such actions on its behalf and to exercise the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such agent upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the agent of the

Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ agent, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert with respect to the Loan Documents and administration of the Loan, no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

11.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (b) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

11.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action lawfully taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2).

11.4. No Responsibility for Loans, Recitals, Etc. Except where the failure to do so constitutes gross negligence or willful misconduct, neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder or the contents of any certificate, report or other document delivered hereunder or in connection herewith; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article V, except to confirm receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security.

11.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, where consent of all Lenders is required, all Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its reasonable satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

11.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and so long as it exercises reasonable care in the selection of such parties, the Administrative Agent shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such parties. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

11.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date stating in reasonable detail its objection thereto.

11.8. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Percentages (determined at the time such reimbursement or indemnity is sought) for any reasonable amounts not reimbursed by the Borrower or Guarantor for which the Administrative Agent (in its capacity as such) is entitled to reimbursement or indemnification by the Borrower or Guarantor under the Loan Documents including reasonable out-of-pocket expenses in connection with the preparation, execution, delivery of the Loan Documents, (ii) for any other reasonable out-of-pocket expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent, or (ii) any costs or expenses of the Administrative Agent’s in-house legal staff and personnel. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

11.9. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

11.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arrangers hereunder, neither the Administrative Agent nor the Arrangers shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arrangers (whether or not in their respective capacity as Administrative Agent or Arrangers) or any of their Affiliates.

11.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent shall be deemed to have automatically resigned if it is no longer a Lender, such resignation in either case to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign or ceases to be a Lender, as the case may be. The Administrative Agent may be removed at any time for its gross negligence or willful misconduct by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after a resigning Administrative Agent’s giving notice of its intention to resign, then the resigning

Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed within forty-five (45) days, the Lenders shall perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank (or a subsidiary thereof) having capital and retained earnings of at least $500,000,000, except that if the successor Administrative Agent is a subsidiary of a bank, such capital and retained earnings requirement shall apply only to the parent bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent and the successor Administrative Agent shall pro rate any agency fees, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations thereafter arising hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

11.12. Notice of Defaults. The Administrative Agent shall not be deemed to have knowledge of any Default or Unmatured Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall promptly notify each of the Lenders of such fact.

11.13. Copies of Documents. Within fifteen (15) Business Days after a request by a Lender to the Administrative Agent for documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender.

ARTICLE XII

SETOFF; RATABLE PAYMENTS

12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1. Benefit of Agreement. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participation must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.2. The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

13.2. Participations.

13.2.1 Permitted Participants; Effect. Any Lender may at any time, sell participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents to any Person other than the General Partner, the Borrower or any of their Affiliates. Any Person to whom such a participating interest is sold is a “Participant”. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing such Loan, or changes the definition of Required Lenders.

13.2.3 Benefit of Setoff. The General Partner and the Borrower each agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

13.2.4 Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

13.3. Assignments.

13.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (other than the General Partner, the Borrower or any of their Affiliates) (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit H or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

13.3.2 Consents. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. Any consent required under this Section 13.3.2 shall not be unreasonably withheld or delayed.

13.3.3 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit H hereto (a “Notice of Assignment”), together with any consents required by Section 13.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless the assignment is to an affiliate of the Lender in which case no fee shall be charged), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the other Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan

Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.3, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

13.3.4 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

13.4. [Reserved].

13.5. Dissemination of Information. The General Partner and the Borrower authorize each Lender to disclose any and all information in such Lender’s possession concerning the creditworthiness of the General Partner, the Borrower and their Subsidiaries to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee and any swap counterparty as prospective swap counterparty with whom a Lender has entered or is considering entering into a transaction to hedge such Lender’s credit risk in connection with this Facility.

13.6. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, such Transferee shall, concurrently with the effectiveness of such transfer, comply with the provisions of Section 2.22.

ARTICLE XIV

NOTICES

14.1. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrower, or any other party to a Loan Document at its address or telecopier number set forth on the signature page hereof;

(ii) if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof; or

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

14.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XV

COUNTERPARTS

15.1. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article V, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and the initial disbursement hereunder has been made, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

15.2. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or other state laws based on the Uniform Electronic Transactions Act.

[INTENTIONAL END OF PAGE]

IN WITNESS WHEREOF, the Borrower, the Guarantor, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	DUKE REALTY CORPORATION, an Indiana corporation, its General Partner

	By:	/s/ Christie B. Kelly

	Print Name:	Christie B. Kelly

	Title:	EVP & CFO

c/o Duke Realty Corporation
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240

Attention:	Christie B. Kelly
Telephone:	(317) 808-6065
Facsimile:	(317) 808-6794

With a copy to:

Ann C. Dee
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240

Telephone:	317-808-6367
Facsimile:	317-808-6794

[Signature page to Term Loan Agreement]

DUKE REALTY CORPORATION, an Indiana corporation

By:	/s/ Christie B. Kelly

Print Name:	Christie B. Kelly

Title:	EVP & CFO

600 East 96th Street, Suite 100
Indianapolis, Indiana 46240

Attention:	Christie B. Kelly
Telephone:	(317) 808-6065
Facsimile:	(317) 808-6794

With a copy to:

Ann C. Dee
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240

Telephone:	317-808-6367
Facsimile:	317-808-6794

[Signature page to Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent

By:	/s/ Brendan M. Poe

Name:	Brendan M. Poe

Title:	Executive Director

383 Madison Avenue
24th Floor
New York, NY 10179

Attention:	Brendan Poe
Telephone:	212-622-8173
Facsimile:	212-270-2157

[Signature page to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Winita Lau
Name:	Winita Lau
Title:	Vice President

[Signature page to Term Loan Agreement]

SUNTRUST BANK

By:	/s/ W. John Wendler
Name:	W. John Wendler
Title:	Senior Vice President

[Signature page to Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald Pafford
Name:	Donald Pafford
Title:	Senior Vice President

[Signature page to Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Sarah E. Beeson
Name:	Sarah E. Beeson
Title:	Vice President

[Signature page to Term Loan Agreement]

ROYAL BANK OF CANADA

By:	/s/ Brian Gross
Name:	Brian Gross
Title:	Authorized Signatory

[Signature page to Term Loan Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ George Sherman
Name:	George Sherman
Title:	Director

[Signature page to Term Loan Agreement]

THE NORTHERN TRUST COMPANY

By:	/s/ Blake Lunt
Name:	Blake Lunt
Title:	Second Vice President

[Signature page to Term Loan Agreement]

EXHIBIT A

PRICING SCHEDULE

S&P Rating	Moody’s Rating	LIBOR Applicable Margin	ABR Applicable Margin
A- or higher	A3 or higher	1.10%	0.10%
BBB+	Baa1	1.20%	0.20%
BBB	Baa2	1.35%	0.35%
BBB-	Baa3	1.65%	0.65%
Below BBB- or unrated	Below Baa3 or unrated	2.10%	1.10%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the rating issued by Standard and Poor’s, and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower’s rating as determined from its then-current Moody’s Rating and S&P Rating.

In the event that the Moody’s Rating and the S&P Rating do not match, then the higher of such two ratings shall determine pricing; provided, however, that (i) if such two ratings are two gradations apart, then the rating that is between the two differing ratings shall determine pricing and (ii) if the Moody’s Rating and the S&P Rating are more than two gradations apart, then the rating used to determine pricing shall be equal to one gradation below the higher of the ratings.

The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody’s Rating and no S&P Rating, then the Applicable Margin will be based on an S&P Rating of below BBB- and a Moody’s Rating of below Baa3.

Exhibit A

EXHIBIT B

NOTE

[Date]

Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”) promises to pay to the order of                      (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Term Loan Agreement hereinafter referred to, in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Term Loan Agreement (as the same may be amended or modified, the “Agreement”), dated as of May 14, 2013, among the Borrower, Duke Realty Corporation, as Guarantor and General Partner, JPMorgan Chase Bank, N.A., individually and as the Administrative Agent, and the other lenders named therein, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is an Unmatured Default or Default under the Agreement or any other Loan Document and the Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys’ fees and expenses incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies.

The Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of New York.

Ex. B-1

THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS PROMISSORY NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

DUKE REALTY LIMITED PARTNERSHIP

By:	DUKE REALTY CORPORATION, its General Partner

By:
Print Name:
Title:

Ex. B-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF DUKE REALTY LIMITED PARTNERSHIP

DATED [                    ]

Date	Principal Amount of Loan	Maturity of Interest Period	Maturity Principal Amount Paid	Unpaid Balance

Ex. B-3

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of May 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, as Guarantor and General Partner (the “Lenders”), JPMorgan Chase Bank, N.A., individually and as the Administrative Agent (the “Agent”) and the other lenders named therein.

Pursuant to the provisions of Section 4.5(f)(ii)(B)(3) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 201

Ex. C1-1

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of May 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, as Guarantor and General Partner, JPMorgan Chase Bank, N.A., individually and as the Administrative Agent, and the other lenders named therein.

Pursuant to the provisions of Section 4.5(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 201

Ex. C2-1

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of May 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, as Guarantor and General Partner, JPMorgan Chase Bank, N.A., individually and as the Administrative Agent, and the other lenders named therein.

Pursuant to the provisions of Section 4.5(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 201

Ex. C3-1

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of May 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, as Guarantor and General Partner, JPMorgan Chase Bank, N.A., individually and as the Administrative Agent (the “Agent”), and the other lenders named therein.

Pursuant to the provisions of Section 4.5(f)(ii)(B)(4) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 201  ]

Ex. C4-1

EXHIBIT D

FORM OF OPINION

Ex. D-1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8141

www.alston.com

May 14, 2013

To the Parties Listed on the

Attached Schedule A

Re:	Term Loan Agreement, dated as of May 14, 2013, by and among Duke Realty Limited Partnership, as borrower (the “Borrower”), Duke Realty Corporation, as general partner and guarantor (the “General Partner”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book runners (together, the “Arrangers”), and each of the other lenders named therein (the “Lenders”) (the “Agreement”)

Ladies and Gentlemen:

We are counsel for the Borrower, an Indiana limited partnership, and the General Partner, an Indiana corporation, and certain of their respective subsidiaries (collectively, as identified in the Agreement, the “Subsidiary Guarantors” and, together with the Borrower and the General Partner, the “Duke Entities”) and have represented the Duke Entities in connection with their execution and delivery of the Agreement, which provides, among other things, for the Borrower to take Advances in an aggregate principal amount of $250,000,000, with the ability to increase such amount to an aggregate principal amount not exceeding $350,000,000, and the other documents listed on Schedule B attached hereto (such documents, together with the Agreement, the “Loan Documents”). This opinion letter is being furnished to you, at your request, pursuant to subparagraph (vii) of Section 5.1 of the Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Duke Entities, including without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Duke Entities and organizational documents of the Duke Entities, certificates of officers and representatives of the Duke Entities (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based), certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. Among other things, we have examined originals or copies of the following executed documents, all dated or dated as of May 14, 2013, unless otherwise indicated:

(i)	the Loan Documents;

Ex. D-2

(ii)	Certificates of officers of the Duke Entities (the “Officer’s Certificates”);

(iii)	Certificates evidencing, or attesting to, the corporate approvals of the Duke Entities in respect of the Loan Documents; and

(iv)	The respective articles of incorporation, bylaws, certificates of limited partnership, limited partnership agreements and partnership agreements dated as of their respective dates of filing, adoption, approval, amendment or restatement for each of the Duke Entities.

As to certain factual matters relevant to this opinion letter, we have relied, conclusively, upon the representations and warranties made in the Loan Documents by the parties thereto, certificates and statements of responsible officers of the Duke Entities, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification. Statements in this opinion letter regarding the valid existence and good standing of any of the Duke Entities in their respective States of incorporation or formation, as the case may be, are based solely upon the certificates provided by the Secretary of State (or other comparable officer or official) of such States or bring down good standing letters prepared by CT Corporation (or other comparable registered agent service provider), as applicable, copies of which have been delivered, or made available, to you on the date hereof in satisfaction of the conditions specified in Article 5 of the Agreement, and are limited to the meaning ascribed to such certificates. For purposes of such opinions, we also have assumed that those certificates or letters, as applicable, have remained correct and accurate since the dates thereof. We note that, with respect to Duke Realty Ohio, an Indiana general partnership, no such certificate is obtainable under Indiana law and our opinion is accordingly limited.

In rendering the opinions expressed below, we have assumed (i) the due organization, valid existence and good standing of each of the parties to the Loan Documents, other than the Duke Entities, (ii) the genuineness of all signatures on all documents (other than the signature(s) of the Duke Entities), (iii) the legal capacity and competence of all natural persons, (iv) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) the due authorization, execution and delivery of the Loan Documents by all parties thereto, other than the Duke Entities, and that the Loan Documents are the legal, valid and binding obligations of all parties thereto, other than the Duke Entities, enforceable against such parties in accordance with their terms, (vii) all parties to the Loan Documents, other than the Duke Entities, have the full power, capacity, authority and legal right to enter into such agreements and to perform their respective obligations thereunder, (viii) the execution, delivery and performance by each party, other than the Duke Entities, of the Loan Documents to which it is a party, does not and will not violate or otherwise cause a default under the articles or certificate of incorporation, bylaws or other governing documents of such party, or any law or regulation of any Governmental Authority or determination of an arbitrator or a court or other

Ex. D-3

Governmental Authority or the contracts and other agreements to which any such party is a party, (ix) that all representations and warranties made by the parties in the Loan Documents to which they are a party are true and correct, (x) that the Loan Documents have not been executed after the commission by any of the Duke Entities of an act of insolvency, or in contemplation thereof, or with the intent to hinder, delay or defraud its creditors, (xi) that the Loan Documents represent bona fide and arm’s-length transactions undertaken by the Duke Entities in good faith for fair and adequate consideration, (xii) the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to the Loan Documents, (xiii) all terms and conditions of, or relating to, the transactions contemplated by the Loan Documents are correctly and completely embodied in the Loan Documents, (xiv) the Lenders have the power and authority to make the Advances and provide the other financial accommodations specified in the Agreement, as applicable, (xv) the Administrative Agent and the Lenders will exercise their rights and remedies under the Loan Documents in a commercially reasonable manner.

Except as set forth herein, our opinions set forth below are limited to the laws of the State of New York and the applicable federal laws of the United States, and we do not express any opinion herein concerning any other laws, except with respect to the opinion paragraphs numbered (1), (2) (3), (4) and, with respect to authorization and execution, (5) our opinions are limited to (i) the Indiana Business Corporation Law, (ii) the Indiana Revised Uniform Limited Partnership Act, (iii) the Indiana Limited Liability Company Act, and (iv) the Delaware Limited Liability Company Act, in each case, as applicable, and, in each case, without regard to the decisional law of such jurisdiction (based, in each case, solely upon a review of the codification of such statutes appearing in Westlaw 2013).

Whenever any opinion or confirmation set forth in this opinion letter with respect to the existence or absence of facts or other matters is qualified by the words “to our knowledge,” “known to us,” “to our attention” or other words of similar meaning, the quoted words mean the current and actual awareness by lawyers in the “primary lawyer group” of factual matters that such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means all of the attorneys currently employed by our law firm that have devoted attention to substantive legal matters for the Duke Entities.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

(1)	The General Partner is a corporation validly existing and in good standing under the laws of the State of Indiana.

(2)	The Borrower is a limited partnership validly existing and in good standing under the laws of the State of Indiana.

(3)	Each of the Subsidiary Guarantors, other than Duke Realty Ohio, with respect to which we express no opinion, is validly existing and in good standing as a corporation or partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable.

(4)	The execution and delivery of the Loan Documents by the Duke Entities do not, and if the Duke Entities were now to perform their respective obligations under the Loan Documents, their performance would not:

(a)	require any consent of the shareholders or limited partners, as appropriate, of the Duke Entities, except for those consents previously obtained by the Duke Entities;

Ex. D-4

(b)	result in any violation of an existing federal or state constitution, statute, regulation, rule, order, law, judgment or writ which, to our knowledge, the Duke Entities are subject (except for State or foreign securities laws, as to which we express no opinion);

(c)	result in a violation of the articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, or limited liability company agreement, as appropriate, of the Duke Entities;

(d)	result in a breach or default under any material written agreements filed as exhibits pursuant to Item 10 of Rule 601 of the Securities and Exchange Commission’s Regulation S-K to the Borrower’s and the General Partner’s Annual Reports on Form 10-K for the year ended December 31, 2012 or to any of the Borrower’s and the General Partner’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed since the date of such Annual Report, to which the Duke Entities are a party or by which the Duke Entities or their respective assets are bound and which we have been advised are the only material agreements to which the Duke Entities are parties; or

(e)	result in the creation or imposition of any Lien pursuant to the provisions of any of the material agreements specified in clause (d) above;

except, in the case of subparagraphs (a), (b), (d) and (e) above, such consents, violations, breaches, defaults and Liens as would not, individually or in the aggregate, have a Material Adverse Effect.

(5)	The execution, delivery and performance by each of the Duke Entities of each of the Loan Documents to which it is a party are within such Duke Entity’s corporate, partnership or limited liability company powers and have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable, on the part of such Duke Entity. Each of the Loan Documents was duly executed and delivered by the Duke Entities and constitutes valid and binding obligations of the Duke Entities enforceable in accordance with its terms.

(6)	To our knowledge, there are no legal or governmental proceedings pending or threatened against any of the Duke Entities, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(7)	To our knowledge, no consent, approval, authorization, adjudication or order of any governmental authority in respect of the Duke Entities is required in connection with the execution and delivery of the Loan Documents, or, if required, such consent, approval, authorization, adjudication or order has either been obtained or the failure to obtain it will not have a Material Adverse Effect.

(8)	Based upon a certificate of an officer of the General Partner, neither the Borrower nor the General Partner is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

Ex. D-5

(9)	Based upon a certificate of an officer of the General Partner, neither the Borrower nor the General Partner is engaged principally in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to and limited by (i) the effects of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), the application of which may, among other things, deny parties thereto certain rights and remedies granted to them under the Loan Documents, including, without limitation, rights to specific performance, injunctive relief and the appointment of a receiver; (ii) the effect of bankruptcy, insolvency, fraudulent transfer, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws of general applicability affecting the rights and remedies of creditors generally; and (iii) certain other limitations that exist relating to the rights of set-off, reimbursement (including, without limitation for attorney’s fees and other expenses), indemnification, exculpation or contribution by virtue of public policy. In addition, no opinion is expressed with respect to the validity, binding effect, or enforceability of any provision of the Loan Documents:

(a)	providing for choice of governing law;

(b)	requiring indemnification for, or providing exculpation, release, or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct on the part of the indemnified party, or to the extent otherwise contrary to public policy;

(c)	that has the effect of waiving the right to jury trial, statutes of limitation, marshaling of assets or similar requirements, or consenting or waiving objections to the jurisdiction of certain courts, or the venue or forum for judicial actions;

(d)	providing that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements, or that a party’s course of dealing, course of performance, or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions, or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

(e)	providing that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;

(f)	providing that modifications to such documents may only be made in writing or that the provisions of such documents are severable;

(g)	purporting to permit the exercise, under certain circumstances, of rights or remedies without notice or without providing opportunity to cure failures to perform;

(h)	purporting to require a waiver of defenses, setoffs, or counterclaims;

(i)	providing that determinations by a party or a party’s designee are conclusive or deemed conclusive;

Ex. D-6

(j)	purporting to authorize a party to act in its sole discretion;

(k)	purporting to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws;

(l)	purporting to excuse a party for liability for its own acts;

(m)	purporting to waive certain rights of guarantors;

(n)	purporting to apply course of dealing, course of performance, or the like, to modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;

(o)	purporting to require the mitigation of damages; or

(p)	purporting to establish rights of set off.

In addition to the other qualifications and exceptions stated elsewhere in this opinion letter, certain remedies provided under the terms of the Loan Documents may be further limited or rendered unenforceable by applicable law, but such law does not, in our opinion, make the remedies afforded by the Loan Documents inadequate for the practical realization of the benefits purported to be provided thereby. We express no opinion as to the effectiveness of any waiver by any of the parties to the Loan Documents of its rights under state law.

The Loan Documents contain provisions to the effect that the acceptance by the Lenders of a past-due installment or the waiver by the Lenders of other performance by any of the Duke Entities shall not be deemed a waiver of the Lenders’ right thereafter to cause the Agreement to be in default and to accelerate the Loans and other obligations of the Borrowers owing in connection therewith. We are unable to opine that the above-described provisions would be enforceable under all circumstances unless the Lenders shall: (i) first provide written notice to the Borrowers that subsequent defaults will not be accepted but will result in the Borrowers being declared in default under the Loan Documents; and (ii) thereafter timely and diligently pursue their default remedies under the Loan Documents.

We express no opinion on the enforceability of any provisions contained in the Loan Documents that impose liquidated damages, penalties or forfeiture. We also express no opinion on the enforceability of any provisions of the Loan Documents providing for late charges or for interest at a “default rate,” which may be limited or preempted by state law.

This opinion letter is provided to you for your use solely in connection with the transactions contemplated by the Loan Documents and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context, except that this opinion letter may be furnished to actual and potential assignees and participants of the Lenders. The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (9) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Ex. D-7

EXHIBIT E

[RESERVED]

Ex. E-1

EXHIBIT F

COMPLIANCE CERTIFICATE

To:	The Administrative Agent and the Lenders

who are parties to the Agreement described below

This Compliance Certificate is furnished pursuant to that certain Term Loan Agreement, dated as of May 14, 2013 (as amended, modified, renewed or extended from time to time, the “Agreement”), among Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner”), JPMorgan Chase Bank, N.A., individually, and as Administrative Agent, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                     of the General Partner of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Ex. F-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of                      , 20  .

DUKE REALTY LIMITED PARTNERSHIP

By:	DUKE REALTY CORPORATION, its General Partner

By:
Print Name:
Title:

Ex. F-2

[SAMPLE]

SCHEDULE I TO COMPLIANCE CERTIFICATE

Schedule of Compliance as of                    with

Provisions    ,    ,     and             of the Agreement

Ex. F-3

EXHIBIT H

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:                                          [and is an Affiliate/Approved Fund of [identify Lender]1

3. Borrower(s): Duke Realty Limited Partnership

4. Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Loan Agreement.

5. Loan Agreement: Term Loan Agreement dated as of May 14, 2013 among Duke Realty Limited Partnership, Duke Realty Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

[1]	Select as applicable.

Ex. H-1

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[2]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]
[3]	$	$		%
	$	$		%
	$	$		%

7. Trade Date:                                         5

Effective Date:                     , 20  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”.)
[5]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

Ex. H-2

[Consented to and][6] Accepted: [NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:

Title:

[Consented to:][7] [DUKE REALTY LIMITED PARTNERSHIP]

By:

Title:

[6]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
[7]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

Ex. H-3

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Loan Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in

Ex. H-4

taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Ex. H-5

EXHIBIT I

Reserved

Ex. I-1

EXHIBIT J

Reserved

Ex. J-1

EXHIBIT K

FORM OF SUBSIDIARY GUARANTY

This Guaranty is made as of                     ,     by             , a                     (“Guarantor”), to and for the benefit of JPMorgan Chase Bank, N.A., individually (“JPMCB”) and as administrative agent (“Administrative Agent”) for itself and the lenders under the Loan Agreement (as defined below) and their respective successors and assigns (collectively, the “Lenders”).

RECITALS

A. Duke Realty Limited Partnership, an Indiana limited partnership (“Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner”), JPMCB, the Administrative Agent, and the Lenders have entered into a Term Loan Agreement dated as of May 14, 2013 (as amended, modified or restated from time to time, the “Loan Agreement”) pursuant to which the Lenders have agreed to make term loans to the Borrower in the amount of $250,000,000, which can be increased to an amount of up to $350,000,000 (the “Facility”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

B. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender’s Commitment as evidence of Borrower’s indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Loan Agreement, are collectively referred to herein as the “Notes”).

C. Guarantor is a Subsidiary of [Borrower] [General Partner]. Guarantor acknowledges that the extension of credit by the Lenders to Borrower pursuant to the Loan Agreement will benefit Guarantor by making funds available to Guarantor through Borrower and by enhancing the financial strength of the consolidated group of which Guarantor and Borrower are members.

AGREEMENTS

NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

1. Guarantor absolutely, unconditionally, and irrevocably guarantees to each of the Lenders:

(a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Loan Agreement, and the other Loan Documents;

Ex. K-1

(b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Loan Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.” The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Guarantor, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor’s “Maximum Liability”). This provision with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Administrative Agent on behalf of each Lender hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this provision with respect to the Maximum Liability, except to the extent necessary so that the obligations of Guarantor hereunder shall not be rendered voidable under applicable law. In the event Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Facility Indebtedness shall contribute to Guarantor an amount equal to such non-paying guarantor’s pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders. The obligations of the Guarantor hereunder shall be those of a primary obligor and not merely as surety, provided that the foregoing shall not cause the Guarantor to be deemed a co-maker under the Notes.

2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by the Administrative Agent to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Loan Agreement, and the other Loan Documents.

3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of setoff or other claim which Guarantor may have against Borrower or which Guarantor or Borrower may have

Ex. K-2

against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Guarantor of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Loan Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Guarantor their assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Guarantor further agrees that any exculpatory language contained in the Loan Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Guarantor to enforce this Guaranty.

4. Guarantor further agrees that Guarantor’s liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Loan Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders’ failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Loan Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Loan Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Loan Agreement or any of the other

Ex. K-3

Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Loan Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders’ rights hereunder or any of Guarantor’s obligations hereunder.

5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Guarantor agrees that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Loan Agreement, or any of the other Loan Documents or by resorting to any other guaranties, and Guarantor hereby waives the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Loan Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Loan Agreement or any other Loan Document or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Loan Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender’s rights under the Loan Documents.

7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, a Note, the Loan Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential

Ex. K-4

enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Loan Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor will not seek, accept, or retain for Guarantor’s own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Unmatured Default exists under the Loan Agreement or the Loan Documents, and any such payments to Guarantor made while any Default or Unmatured Default then exists under the Loan Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Guarantor in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

10. Guarantor hereby subordinates to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and setoff rights, which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agrees that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantor or the Lenders or any right of Guarantor or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the agreements of Guarantor set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

Ex. K-5

11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

12. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”)in accordance with Section 4.5 of the Loan Agreement.

13. Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary action by Guarantor; (ii) does not conflict with or violate any agreement, constitutive document, instrument, law, regulation or order applicable to Guarantor; and (iii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally.

14. Guarantor hereby submits to personal jurisdiction in the State of New York for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York and any appellate court from any thereof, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any such courts and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

15. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

Ex. K-6

To Guarantor:

c/o Duke Realty Corporation
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240
Attention:	Christie B. Kelly

Telephone:	(317) 808-6065
Facsimile:	(317) 808-6794

With a copy to:

Ann C. Dee
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240

Telephone:	(317) 808-6367
Facsimile:	(317) 808-6794

To JPMorgan Chase Bank, N.A. as Administrative Agent and as a Lender:

JPMorgan Chase Bank, N.A.
383 Madison Avenue
24th Floor
New York, NY 10179
Attention:	Brendan Poe

Telephone:	(212) 622-8173
Facsimile:	(212) 270-2157

With a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, MA 02110

Attention:	Stephen M. Miklus, Esq.
Telephone:	(617) 951-8364
Facsimile:	(617) 951-8736

If to any other Lender, to its address set forth in the Loan Agreement.

16. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders’ successors and assigns.

17. This Guaranty shall be construed and enforced under the internal laws of the State of New York.

18. GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR

Ex. K-7

RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of New York as of the date first written above.

, a

By:

Its:

Ex. K-8

SCHEDULE SG

SUBSIDIARY GUARANTORS

Duke Realty Corporation Subsidiary Guarantors

Subsidiary Guarantors, as Defined

1 Duke Realty Ohio

2 Duke Construction Limited Partnership

3 DRCS 936, LLC

Schedule SG

SCHEDULE EG

ELIGIBLE GROUND LEASES

Duke Realty Corporation

Line of Credit Covenants

Eligible Ground Leases

Name	City	State	Ground Lessee
St. Mary’s Heart Institute	Evansville	IN	BD SMMC Development, LLC
Mercy Hospital Clermont MOB	Batavia	OH	BD Clermont Development, LLC
Middle Tenn Med Ctr - MOB	Murfreesboro	TN	BD MTMC Murfreesboro Development, LLC
Parkview Health System	Ft. Wayne	IN	Physicians Office Building of Ft. Wayne, LLC
Franklin Township POB	Indianapolis	IN	DCLP
St. Francis US31 &Southport Rd	Indianapolis	IN	DCLP
St. Vincent Northeast (Exit 10)	Fishers	IN	BD Northeast Medical Center Development, LLC
Seton Hays MOB I	Kyle	TX	BremnerDuke-Kyle Development I, LLC
SJRMC Edison Lakes MOB	Mishawaka	IN	BD SJRMC Edison Lakes, LLC
New Hampton Place	Snellville	GA	BremnerDuke Eastside Development, LLC
WakeMed Brier Creek Healthplex	Raleigh	NC	Duke Realty Brier Creek Development, LLC
REX Holly Springs MOB	Holly Springs	NC	BremnerDuke Holly Springs Development, LLC
Edward Plainfield MOB I	Plainfield	IL	BD Plainfield Development, LLC
Cedar Park MOB I	Cedar Park	TX	Duke Realty Limited Partnership
Baylor Administration Building	Dallas	TX	DRLP
Baylor Plano MOB	Plano	TX	DRLP
Morehead Medical Plaza I	Charlotte	NC	Duke Realty Morehead
Baylor Cancer Center at Dallas (JV)	Dallas	TX	BCC Cancer Center Ventrue, L.P.
Baylor McKinney MOB I	McKinney	TX	BremnerDuke McKinney Development, LLC
Christus St. Catherine Plaza 2	Katy	TX	Duke Realty Limited Partnership
Christus St. Catherine Plaza 1	Katy	TX	Duke Realty Limited Partnership
Christus St. Catherine Plaza 3	Katy	TX	Duke Realty Limited Partnership
Baylor Ortho Hosp-Arlington (JV)	Arlington	TX	BremnerDuke-AOA Arlington Development, LLP
Adena	Chillicothe	OH	BD Adena Development, LLC
Mountainview Medical Plaza	Las Cruces	NM	Duke Realty Las Cruces MOB LLC
East Orlando Medical Surgical Plaza	Orlando	FL	Duke Rlty East Orlando MOB LLC
Celebration Health Medical Plaza	Celebration	FL	Duke Rlty Celebration MOB, LLC -
Women’s and Children’s MOB (Hillcrest MOB 1)	Waco	TX	Duke Realty Limited Partnership
Community MOB	Waco	TX	Duke Realty Limited Partnership
Kissimmee Medical Plaza	Kissimmee	FL	Duke Realty Kissimmee MOB, LLC
Longview Medical Plaza	Longview	TX	Duke Realty Longview MOB, LLC
Inova Fair Oaks Hospital	Fairfax	VA	Duke Realty Fairfax MOB, LLC
Sebring Medical Pavilion	Sebring	FL	Duke Realty Sebring MOB, LLC
Seton Professional Building Ozaukee	Mequon	WI	Duke Realty Limited Partnership
Water Tower Medical Commons	Milwaukee	WI	Duke Realty Limited Partnership
Harbin Cancer Center	Rome	GA	Duke Realty Limited Partnership
Marquette General	Escanaba	MI	Duke Realty Escanaba Development, LLC
WakeMed Raleigh Medical Park	Raleigh	NC	BremnerDuke WakeMed Development, LLC
North Fulton Medical Plaza	Roswell	GA	Duke Realty North Fulton Development, LLC
Wishard Faculty Building (JV)	Indianapolis	IN	HHC-Duke Realty Development, LLC
Lake of the Hills MOB (Marble Falls MOB)	Marble Falls	TX	Duke Realty Marble Falls Development, LLC
College Station MOB	College Station	TX	Duke Realty College Station Development, LLC
Bone & Joint Institute	Temple	TX	Duke Realty Temple Development, LLC
Hillcrest Cancer Center @ Waco	Waco	TX	Duke Rlty Waco Development LLC
Riverport Tower	Maryland Heights	MO	Duke Realty Limited Partnership
Braselton II	Braselton	GA	Duke Realty Limited Partnership
311 Elm	Cincinnati	OH	Duke Realty Limited Partnership

Schedule EG

SCHEDULE L

LENDER’S COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$40,000,000.00
Wells Fargo Bank, National Association	$40,000,000.00
SunTrust Bank	$40,000,000.00
U.S. Bank National Association	$40,000,000.00
PNC Bank, National Association	$35,000,000.00
Royal Bank of Canada	$25,000,000.00
The Bank of Nova Scotia	$25,000,000.00
The Northern Trust Company	$5,000,000.00

Total:	$250,000,000.00

Schedule L

SCHEDULE 1

SUBSIDIARIES AND OTHER INVESTMENTS

Duke Realty Corporation and Subsidiaries

Listing of Subsidiaries and Investment Affiliates

Entity	State of Incorporation or Organization	Name under which Subsidiary Conducts Business

Subsidiaries

Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services, LLC	Indiana	Duke Realty Services, LLC
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Developers Limited Partnership
Mark Center TMP, LLC	Delaware	Mark Center TMP, LLC
BD Adena Development, LLC	Indiana	BD Adena Development, LLC
Physicians Office Building of Fort Wayne, LLC	Indiana	Physician Office Building of Fort Wayne, LLC
Dugan Realty, LLC	Indiana	Dugan Realty, L.L.C.
BremnerDuke - AOA Arlington Development, L.P.	Indiana	Bremner/Duke - AOA Arlington Development, L.P.
Duke Realty - Butler County Surgical, LLC	Indiana	Duke Realty - Butler County Surgical, LLC

Investment Affiliates

B/D Limited Partnership	Indiana	B/D Limited Partnership
Cincinnati Development Group Limited Liability Company	Ohio	Cincinnati Development Group Limited Liability Company
Dugan Texas, LLC	Delaware	Dugan Texas, LLC
Hillside Partnership One LP	South Carolina	Hillside Partnership One
Lamida Group, L.L.C.	Indiana	Lamida Group, L.L.C.
Northwinds Land, L.P.	Georgia	Northwinds Land, L.P.
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
Dugan Millenia LLC	Delaware	Dugan Millenia LLC
Park Creek Venture	Indiana	Park Creek Venture
BCC Cancer Center Venture, L.P.	Delaware	BCC Cancer Center Venture, LP
BremnerDuke Mary Shiels Development, L.P.	Indiana	BremnerDuke Mary Shiels Development, L.P.
AD West End, LLC	Indiana	AD West End, LLC
Browning/Duke, LLC	Delaware	Browning/Duke, LLC
DRCS, LLC	Delaware	DRCS, LLC
P&L Duke 3630 Peachtree, L.P.	Georgia	P&L Duke 3630 Peachtree, L.P.
Quantico Real Estate, LLC	Delaware	Quantico Real Estate, LLC
Lafayette Real Estate, LLC	Delaware	Lafayette Real Estate, LLC
Duke/Kane, LLC	Delaware	Duke/Kane, LLC
200 GR, LLC	Ohio	200 GR, LLC
Linden Development, LLC	New Jersey	Linden Development, LLC
Duke/Hulfish, LLC	Delaware	Duke/Hulfish, LLC
HHC-Duke Realty Development, LLC	Indiana	HHC-Duke Realty Development, LLC

Note:

Single member LLCs were excluded from the above. Additionally, the list does not include owners’ associations and any entities not primarily engaged in the real estate business.

Schedule 1 - 1

SCHEDULE 2

INDEBTEDNESS AND LIENS

(See Section 7.15)

Duke Realty Corporation

Encumbered In Service Property Listing

ProjectName(ID)	City	State

Wholly Owned

In-Service

TIAA-Airport Center 1,3 (10/01/2013)
Airport Center 1 (PBDRA001)	West Palm Beach	FL
Airport Center 3 (PBDRA003)	West Palm Beach	FL

Total Wholly Owned TIAA-Airport Center 1,3	# of Projects -	2

TIAA-Airport Center 2 (10/01/2013)
Airport Center 2 (PBDRA002)	West Palm Beach	FL

Total Wholly Owned TIAA-Airport Center 2	# of Projects -	1

Allianz (03/10/2019)
Northlake III-Grnd Whse (PBNLK03A)	Northlake	IL
Park 100 Building 96 (PBONE96E)	Indianapolis	IN
Crosstown North Bus. Ctr. 1 (PBCTN01E)	Brooklyn Park	MN
Fairfield Distribution Ctr I (PBFFD01E)	Tampa	FL
Fairfield Distribution Ctr II (PBFFD02E)	Tampa	FL
Crosstown North Bus. Ctr. 4 (PBCTN04E)	Brooklyn Park	MN
Fairfield Distribution Ctr III (PBFFD03E)	Tampa	FL
Fairfield Distribution Ctr IV (PBFFD04E)	Tampa	FL
Crosstown North Bus. Ctr. 5 (PBCTN05E)	Brooklyn Park	MN
Fairfield Distribution Ctr V (PBFFD05E)	Tampa	FL
Fairfield Distribution Ctr VI (PBFFD06E)	Tampa	FL
Fairfield Distribution Ctr VII (PBFFD07E)	Tampa	FL
Fairfield Distrib. Ctr. VIII (PBFFD08E)	Tampa	FL
Crosstown North Bus. Ctr. 10 (PBCTN10E)	Brooklyn Park	MN
Park 100 Building 141 (PBON141E)	Indianapolis	IN
Crosstown North Bus. Ctr. 12 (PBCTN12E)	Brooklyn Park	MN
Butterfield 550 (PBBTF01E)	Aurora	IL
Park 100 Building 131 (PBON131E)	Indianapolis	IN
Park 100 Building 129 (PBON129E)	Indianapolis	IN
Park 100 Building 128 (PBON128E)	Indianapolis	IN
Crossroads 2 (PBCRS02E)	Romeoville	IL
Park 55 Bldg. 1 (PBPRK01A)	Romeoville	IL
Genera Corporation (PBMBC14A)	Aurora	IL
Carol Stream IV (PBCST04A)	Carol Stream	IL
Northlake I (PBNLK01A)	Northlake	IL
555 Joliet Road (PBBLK01A)	Bolingbrook	IL
Chapco Carton Company (PBCRS16B)	Bolingbrook	IL
880 North Enterprise Street (PBMBC09A)	Aurora	IL
Freeport X (PBFPN10A)	Coppell	TX
Apollo Industrial Ctr III (PBAPO03A)	Eagan	MN
Apollo Industrial Ctr II (PBAPO02A)	Eagan	MN
Apollo Industrial Ctr I (PBAPO01A)	Eagan	MN
625 Braselton Pkwy (PBPBR01A)	Braselton	GA
Groveport Commerce Center #437 (PBGRO02A)	Groveport	OH
Groveport Commerce Center #168 (PBGRO04A)	Groveport	OH
Groveport Commerce Center #345 (PBGRO06A)	Groveport	OH
Groveport Commerce Center #667 (PBGRO07A)	Groveport	OH
Point West VII (PBPWT07A)	Coppell	TX
Point West VI (PBPWT06A)	Coppell	TX

Total Allianz	# of Projects -	39

Schedule 2 - 1

Allstate-440 Business Center (10/01/2016)
Four-Forty Business Center II (PBFFC002)	Nashville	TN

Total Wholly Owned Allstate-440 Business Center	# of Projects -	1

Allstate-Crate & Barrel (5/1/2014)
1860 W. Jefferson (PBCNB001)	Naperville	IL

Total Wholly Owned Allstate-Crate & Barrel	# of Projects -	1

TIAA-Atlantic Bus. Center 2,3,7 (10/01/2013)
Atlantic Business Center 3 (PBABC003)	Pompano Beach	FL
Atlantic Business Center 7A (PBABC07A)	Pompano Beach	FL
Atlantic Business Center 7B (PBABC07B)	Pompano Beach	FL
Atlantic Business Center 2 (PBABC002)	Pompano Beach	FL

Total Wholly Owned TIAA-Atlantic Bus. Center 2,3,7	# of Projects -	4

TIAA-Atlantic Bus. Center 4,5,6 (10/01/2013)
Atlantic Business Center 4A (PBABC04A)	Pompano Beach	FL
Atlantic Business Center 5A (PBABC05A)	Pompano Beach	FL
Atlantic Business Center 5B (PBABC05B)	Pompano Beach	FL
Atlantic Business Center 6A (PBABC06A)	Pompano Beach	FL
Atlantic Business Center 6B (PBABC06B)	Pompano Beach	FL

Total Wholly Owned TIAA-Atlantic Bus. Center 4,5,6	# of Projects -	5

TIAA-Atlantic Bus. Center 4B (5/1/2015)
Atlantic Business Center 4B (PBABC04B)	Pompano Beach	FL

Total Wholly Owned TIAA-Atlantic Bus. Center 4B	# of Projects -	1

TIAA-Atlantic Bus. Center 8,9 (7/1/2015)
Atlantic Business Center 9 (PBABC009)	Pompano Beach	FL
Atlantic Business Center 8 (PBABC008)	Pompano Beach	FL

Total Wholly Owned TIAA-Atlantic Bus. Center 8,9	# of Projects -	2

CMBS-6650 Sugarloaf (5/11/15)
6650 Sugarloaf Parkway (PBSGL13A)	Duluth	GA

Total Wholly Owned CMBS-6650 Sugarloaf	# of Projects -	1

AXA-Crossroads 1 (11/10/15)
Crossroads Business Park 1 (PBCBP001)	Plantation	FL

Total Wholly Owned AXA-Crossroads 1	# of Projects -	1

Bank of America-Crossroads Business Park 2&3 (8/1/17)
Crossroads Business Park 2 (PBCBP002)	Plantation	FL
Crossroads Business Park 3 (PBCBP003)	Plantation	FL

Total Wholly Owned Bank of America-Crossroads 2&3	# of Projects -	2

CMBS-Empire Distributors (6/1/17)
1757 T.W. Alexander Drive (PBCTP002)	Durham	NC

Total Wholly Owned CMBS-Empire Distributors	# of Projects -	1

TIAA-Gateway Center 1,4-7 (10/01/2013)
Gateway Center 7 (PBDRG007)	Boynton Beach	FL
Gateway Center 6 (PBDRG006)	Boynton Beach	FL
Gateway Center 5 (PBDRG005)	Boynton Beach	FL
Gateway Center 1 (PBDRG001)	Boynton Beach	FL
Gateway Center 4 (PBDRG004)	Boynton Beach	FL

Total Wholly Owned TIAA-Gateway Center 1,4-7	# of Projects -	5

Schedule 2 - 2

TIAA-Gateway Center 2,3 (10/01/2013)
Gateway Center 2 (PBDRG002)	Boynton Beach	FL
Gateway Center 3 (PBDRG003)	Boynton Beach	FL

Total Wholly Owned TIAA-Gateway Center 2,3	# of Projects -	2

TIAA-Gateway Center 8,9 (5/1/2015)
Gateway Center 8 (PBDRG008)	Boynton Beach	FL

Total Wholly Owned TIAA-Gateway Center 8,9	# of Projects -	1

First Financial (6/29/2017)
Bethesda Imaging/ED (PBTBBMOB)	Hamilton	OH
Bethesda Specialty Hospital (PBTBAHOS)	Hamilton	OH
Bethesda Sleep Center (PBTBCMOB)	Hamilton	OH
Bethesda Condo 2 (PBTBEMOB)	Hamilton	OH
3090 McBride Road (PBTBFMOB)	Hamilton	OH
Bethesda Condo 1 (PBTBDMOB)	Hamilton	OH

Total Wholly Owned First Financial	# of Projects -	6

Frost Bank-BD AOA Arlington Development (11/31/2016)
Baylor Ortho Hosp-Arlington (PBAOHHOS)	Arlington	TX

Total Wholly Owned Frost Bank-BD AOA Arlington Dev	# of Projects -	1

Wachovia-Duke Secured Financing (11/11/2016)
2775 Premiere Parkway (PBSGL01A)	Duluth	GA
3079 Premiere Parkway (PBSGL02A)	Duluth	GA
2855 Premiere Parkway (PBSGL07A)	Duluth	GA
Camp Creek Bldg 1400 (PBCMP01A)	Atlanta	GA
Camp Creek Bldg 1800 (PBCMP02A)	Atlanta	GA
Camp Creek Bldg 2000 (PBCMP03A)	Atlanta	GA
Camp Creek Bldg 2400 (PBCMP04A)	Atlanta	GA
Camp Creek Bldg 2600 (PBCMP05A)	Atlanta	GA
250 Declaration Drive (PBLDC03A)	McDonough	GA
6655 Sugarloaf (PBSGL08B)	Duluth	GA
3201 Centre Parkway (PBCMP06A)	East Point	GA
Weyerhaeuser BTS (PBGPC01A)	Lawrenceville	GA
3900 North Commerce (PBCMP08A)	East Point	GA
4200 North Commerce Drive (PBCMP10A)	East Point	GA
Lebanon Building 4 (PBLEB04A)	Lebanon	IN
Lebanon Building 9 (PBLEB09A)	Lebanon	IN
Plainfield Building 1 (PBPFD01A)	Plainfield	IN
Plainfield Building 2 (PBPFD02A)	Plainfield	IN
Plainfield Building 3 (PBPFD03A)	Plainfield	IN
Lebanon Building 6 (PBLEB06E)	Lebanon	IN
Lebanon Building 13 (PBLEB13A)	Lebanon	IN
Lebanon Building 12 (PBLEB12A)	Lebanon	IN
Plainfield Building 5 (PBPFD05A)	Plainfield	IN
Lebanon Building 14 (PBLEB14A)	Lebanon	IN
Plainfield Building 8 (PBPFD08A)	Plainfield	IN
198 Gulfstream (PBSAV01A)	Savannah	GA
163 Portside Court (PBSAV09A)	Savannah	GA

Total Wholly Owned Wachovia-Duke Secured Financing	# of Projects -	27

Genworth I (12/31/2017)
250 Grange Road (PBSAV004)	Savannah	GA
248 Grange Road (PBSAV005)	Savannah	GA

Total Wholly Owned Genworth I	# of Projects -	2

Genworth IV (01/31/2017)
318 Grange Road (PBSAV008)	Port Wentworth	GA

Total Wholly Owned Genworth IV	# of Projects -	1

Genworth V (05/31/2018)
151 Portside Court (PBSAV010)	Savannah	GA

Total Wholly Owned Genworth V	# of Projects -	1

Genworth VI (07/31/2025)
175 Portside Court (PBSAV011)	Savannah	GA

Total Wholly Owned Genworth VI	# of Projects -	1

Schedule 2 - 3

Genworth VII (03/31/2026)
246 Jimmy Deloach Parkway (PBSAV018)	Savannah	GA

Total Wholly Owned Genworth VII	# of Projects -	1

Genworth VIII (03/31/2026)
246 Grange Road (PBSAV013)	Port Wentworth	GA

Total Wholly Owned Genworth VIII	# of Projects -	1

Genworth IX (08/31/2026)
100 Ocean Link Way-Godley Rd (PBSAV017)	Port Wentworth	GA

Total Wholly Owned Genworth IX	# of Projects -	1

Genworth X (4/30/17)
1086 Orafold Pkwy (PBNPI003)	Ellabell	GA

Total Wholly Owned Genworth X	# of Projects -	1

Genworth XI (3/31/27)
200 Ocean Link Way (PBNPI002)	Savannah	GA

Total Wholly Owned Genworth XI	# of Projects -	1

Genworth XII (3/31/27)
500 Expansion Blvd (PBNPI001)	Port Wentworth	GA

Total Wholly Owned Genworth XII	# of Projects -	1

Genworth XIV (8/31/17)
400 Expansion Blvd (PBNPI004)	Port Wentworth	GA

Total Wholly Owned Genworth XIV	# of Projects -	1

Genworth XIII (8/31/17)
605 Expansion Blvd (PBNPI007)	Port Wentworth	GA

Total Wholly Owned Genworth XIII	# of Projects -	1

Great West I (6/01/19)
405 Expansion Blvd (PBCRX001)	Port Wentworth	GA

Total Wholly Owned Great West I	# of Projects -	1

Great West II (6/01/19)
600 Expansion Blvd (PBCRX002)	Port Wentworth	GA

Total Wholly Owned Great West II	# of Projects -	1

Kenwood Office Assoc Bonds (9/1/25)
8230 Kenwood Commons (PBKEN001)	Cincinnati	OH
8280 Kenwood Commons (PBKEN002)	Cincinnati	OH

Total Wholly Owned Kenwood Office Assoc Bonds	# of Projects -	2

Legacy-Powers (5/1/2018)
1400 Sewells Point Road (PBNOR001)	Norfolk	VA

Total Wholly Owned Legacy Bank	# of Projects -	1

Metlife I (11/01/2013)
194 Gulfstream (PBSAV002)	Savannah	GA

Total Wholly Owned Metlife I	# of Projects -	1

Metlife II (01/01/2015)
190 Gulfstream (PBSAV003)	Savannah	GA

Total Wholly Owned Metlife II	# of Projects -	1

Metropolitan Life (1/1/2017)
Cornerstone Business Center (PBCOR001)	Hopkins	MN

Total Wholly Owned Metropolitan Life	# of Projects -	1

CMBS-Morehead Medical (5/8/2014)
Morehead Medical Plaza I (PBMORMOB)	Charlotte	NC

Total Wholly Owned CMBS-Morehead Medical	# of Projects -	1

CMBS-Powers (3/1/2016)
Cedar Crossing (PBCCS001)	Baytown	TX
Sumner Transit (PBSTR001)	Sumner	WA

Total Wholly Owned CMBS-Powers	# of Projects -	2

Schedule 2 - 4

CMBS-1000 Oates (7/11/2014)
1000 Oates Court (PBOAT001)	Modesto	CA

Total Wholly Owned CMBS-1000 Oates	# of Projects -	1

Celebration Medical (12/1/16)
Celebration Medical Plaza (PBCELONC)	Celebration	FL

Total Wholly Owned Celebration Medical	# of Projects -	1

Kissimmee Medical (3/29/15)
Kissimmee Medical Plaza (PBKISMOB)	Kissimmee	FL

Total Wholly Owned Kissimmee Medical	# of Projects -	1

Longview Medical (1/13/16)
Longview MOB (PBLONMOB)	Longview	TX

Total Wholly Owned Longview Medical	# of Projects -	1

CMBS-Good Samaritan (1/1/14)
Good Samaritan Clifton (PBGSCMOB)	Cincinnati	OH

Total Wholly Owned CMBS-Good Samaritan	# of Projects -	1

Mountainview Medical (10/5/15)
Mountain View Medical Plaza (PBMVMMOB)	Las Cruces	NM

Total Wholly Owned Mountainview Medical	# of Projects -	1

TIAA-North Broward (7/1/2015)
Copans Business Park 3 (PBCPN003)	Pompano Beach	FL
Copans Business Park 4 (PBCPN004)	Pompano Beach	FL

Total Wholly Owned TIAA-North Broward	# of Projects -	2

TIAA-Park Central 1-7 (5/1/2015)
Park Central Business Park 7 (PBPCI007)	Pompano Beach	FL
Park Central Business Park 2 (PBPCI002)	Pompano Beach	FL
Park Central Business Park 3 (PBPCI003)	Pompano Beach	FL
Park Central Business Park 4 (PBPCI004)	Pompano Beach	FL
Park Central Business Park 5 (PBPCI005)	Pompano Beach	FL
Park Central Business Park 6 (PBPCI006)	Pompano Beach	FL
Park Central Business Park 1 (PBPCI001)	Pompano Beach	FL

Total Wholly Owned TIAA-Park Central 1-7	# of Projects -	7

AXA-Park Central 8,9,14,15,33 (11/10/15)
Park Central Business Park 14 (PBPCI014)	Pompano Beach	FL
Park Central Business Park 15 (PBPCI015)	Pompano Beach	FL
Park Central Business Park 33 (PBPCI033)	Pompano Beach	FL
Park Central Business Park 8-9 (PBPCI008)	Pompano Beach	FL

Total Wholly Owned AXA-Park Central 8,9,14,15,33	# of Projects -	4

TIAA-Park Central 10&11 (5/1/2015)
Park Central Business Park 10 (PBPCI010)	Pompano Beach	FL
Park Central Business Park 11 (PBPCI011)	Pompano Beach	FL

Total Wholly Owned TIAA-Park Central 10&11	# of Projects -	2

Prudential-Busse Road (1/15/2021)
1717 Busse Road, Elk Grove IL (PBBUS001)	Elk Grove Village	IL

Total Wholly Owned Prudential-Busse Road	# of Projects -	1

CMBS-San Antonio Med Center (4/1/2015)
Christus Santa Rosa Hospital (PBSROHOS)	San Antonio	TX

Total Wholly Owned CMBS-San Antonio Med Center	# of Projects -	1

TIAA-Sample 95 (5/1/2015)
Sample 95 Business Park 1 (PBSAM001)	Pompano Beach	FL

Total Wholly Owned TIAA-Sample 95	# of Projects -	1

Prudential-Sample 95 2&3 and PCB 12 (7/5/2017)
Sample 95 Business Park 2 (PBSAM002)	Pompano Beach	FL
Park Central Business Park 12 (PBPCI012)	Pompano Beach	FL
Sample 95 Business Park 3 (PBSAM003)	Pompano Beach	FL

Total Wholly Owned Prudential-Sample 95 2&3 and PCB 12	# of Projects -	3

Schedule 2 - 5

TRIANGLE BONDS (9/1/2014)
Triangle Office Park (PBTOP001)	Cincinnati	OH

Total Wholly Owned TRIANGLE BONDS	# of Projects -	1

Unum (04/01/2019)
Howard 220 (PBHOW01A)	Niles	IL
One West (PBPWD10A)	Indianapolis	IN
Duke Intermodal I (PBDIN01E)	Hutchins	TX
Trapp Road Commerce Center I (PBTPR01A)	Eagan	MN
Trapp Road Commerce Center II (PBTPR02A)	Eagan	MN
Airpark East-800 Commerce Dr. (PBAPE01A)	Nashville	TN
Brentwood South Bus Ctr VI (PBBSC06A)	Franklin	TN

Total Unum	# of Projects -	7

AXA-Westport (11/10/15)
Westport Business Park 1 (PBWSP001)	Davie	FL
Westport Business Park 2 (PBWSP002)	Davie	FL
Westport Business Park 3 (PBWSP003)	Davie	FL

Total AXA-Westport	# of Projects -	3

Total Wholly Owned Encumbered	# of Projects -	165

Schedule 2 - 6

DUKE REALTY CORPORATION

DEBT SUMMARY

April 30, 2013

LENDER	MATURITY DATE	PRINCIPAL BALANCE 4/30/2013

SECURED DEBT
TIAA	10/1/13	18,338,272
TIAA	10/1/13	21,500,882
TIAA	10/1/13	17,480,727
TIAA	10/1/13	8,094,058
TIAA	10/1/13	8,711,963
TIAA	10/1/13	3,713,940
Metlife	11/1/13	110,580
CMBS - Good Samaritan	1/1/14	5,507,206
Allstate	5/1/14	18,100,000
CMBS - Morehead	5/8/14	32,900,000
CMBS - 1000 Oates	7/11/14	14,280,760
Triangle Bonds	9/1/14	1,215,000
Metlife	1/1/15	606,750
CMBS - Kissimmee MOB	3/29/15	10,500,000
CMBS - San Antonio Med	4/1/15	9,679,723
TIAA	5/1/15	16,529,835
TIAA	5/1/15	9,427,171
TIAA	5/1/15	6,973,524
TIAA	5/1/15	4,390,737.26
TIAA	5/1/15	9,685,450
CMBS - 6650 Sugarloaf	5/11/15	5,261,322
TIAA	7/1/15	7,496,430
TIAA	7/1/15	8,285,528
Western Southern Life	10/5/15	11,826,093
AXA Equitable	11/10/15	16,226,021
AXA Equitable	11/10/15	10,905,659
AXA Equitable	11/10/15	9,224,137

Schedule 2 - 7

CMBS - Longview	1/13/16	14,550,000
CMBS - Sumner Baytown	3/1/16	25,923,043
Allstate	10/1/16	2,474,331
Frost Bank	11/3/16	15,556,535
CMBS - Wells Fargo	11/11/16	318,976,000
CMBS - Celebration1	12/1/16	11,187,388
CMBS - Celebration2	12/1/16	737,730
Metlife	1/1/17	2,300,499
Genworth Financial	1/31/17	1,341,486
Genworth Financial	4/30/17	9,738,176
CMBS - Empire	6/1/17	8,578,632
First Financial	6/29/17	13,055,200
First Financial - Construction	6/29/17	1,964,504
Prudential	7/5/17	27,000,000
Bank of America	8/1/17	30,572,678
Genworth Financial	8/31/17	5,459,430
Genworth Financial	8/31/17	9,268,972
Wells Fargo	11/11/17	5,700,000
Wells Fargo	11/11/17	6,000,000
Genworth Financial	12/31/17	3,616,081
Legacy	5/1/18	1,748,806
Genworth Financial	5/31/18	2,149,679
Allianz	3/10/19	113,000,000
Allianz	3/10/19	114,000,000
Unum	4/1/19	40,452,178
Great West	6/1/19	2,046,998
Great West	6/1/19	5,861,858
Prudential	1/5/21	13,209,182
Genworth Financial	7/31/25	11,020,559
Kenwood Office Associates	9/1/25	4,000,000
Genworth Financial	3/31/26	3,041,924
Genworth Financial	3/31/26	5,005,758
Genworth Financial	8/31/26	9,045,197
Genworth Financial	3/31/27	6,148,180
Genworth Financial	3/31/27	3,893,847

Total Secured Debt		1,135,596,616

Schedule 2 - 8

UNSECURED DEBT
Senior Unsecured Notes	5/15/13	150,000,000
Senior Unsecured Notes	5/15/13	275,000,000
Senior Unsecured Notes	8/15/14	250,000,000
Senior Unsecured Notes	2/15/15	250,000,000
Senior Unsecured Notes	3/1/16	150,000,000
Senior Unsecured Notes	2/15/17	450,000,000
Senior Unsecured Notes	1/15/18	300,000,000
Senior Unsecured Notes	8/15/19	250,000,000
Senior Unsecured Notes	3/15/20	250,000,000
Allegiance	6/5/20	17,575,838
Senior Unsecured Notes	6/15/22	300,000,000
Senior Unsecured Notes	10/15/22	300,000,000
Senior Unsecured Notes	4/15/23	250,000,000
Medium Term Notes	6/15/28	50,000,000

Total Unsecured Debt		3,242,575,838

UNSECURED LINE OF CREDIT
Unsecured LOC ($850m)	12/1/15	0

Total Unsecured LOC		0

Total Duke Realty Corporation		4,378,172,454

Schedule 2 - 9

DUKE REALTY

Joint Venture Debt Summary

April 30, 2013

JOINT VENTURE	MATURITY DATE	JV BALANCE 4/30/13
Linden - HSBC	5/13	40,906,250
AD West End LLC Land - Regions	9/13	14,400,000
AD West End LLC Construction - Regions	9/13	85,000,000
Cincinnati Dev Group - Star Bank	6/14	355,819
Browning/Duke - B of A	12/14	44,206,336
3630 Peachtree (ST Office) - B of A	7/15	95,233,120
Park Creek - SWIB	10/15	24,000,000

Total		$304,101,524

Duke/Hulfish J.V.
Duke/Hulfish - 40/86	10/13	99,200,000
Duke/Hulfish - 40/86	1/14	50,800,000
Duke/Princeton - Woodmen	9/21	13,947,091
Duke/Princeton Sam Houston - Principal	9/21	10,711,303
Duke/Princeton - John Hancock	10/21	79,994,734

Total Duke/Hulfish		$254,653,127

Eaton Vance Fund
Liberty II - Prudential	8/14	$23,026,996
4805 Stonecroft - State Farm	12/15	6,669,926
4803 Stonecroft - Mony Life	3/16	12,255,606
Liberty III - Mony Life	6/16	28,282,916
Quantico Buildings LLC - Capmark	3/17	131,250,000
Lafayette Buildings LLC - Midland	3/17	203,250,000
Mark Center 1801/1901 - NWML	12/19	15,449,229
Mark Center 2001 - Guardian Life	1/20	34,507,589
Liberty I - Capmark	11/23	7,186,650

Total Eaton Vance Fund		$461,878,912

Dugan Texas
Dugan Texas - ING	1/14	$17,059,658

TOTAL JOINT VENTURE DEBT		$1,037,693,221

Schedule 2 - 10

SCHEDULE 3

UNENCUMBERED ASSETS

(See Section 6.20)

Duke Realty Corporation

Summary of Unencumbered Assets

ProjectName(ID)	City	State	Legal Entity

Wholly Owned

In-Service

Unencumbered

Marketplace at Anson (PBANR001)	Zionsville	IN	Duke Construction LP
120 Declaration Drive (PBLDC001)	McDonough	GA	Duke Realty LP
Braselton II (PBBRS002)	Braselton	GA	Duke Realty LP
Camp Creek Building 1200 (PBCMP007)	Atlanta	GA	Duke Realty LP
3909 North Commerce (PBCMP009)	East Point	GA	Duke Realty LP
Camp Creek Building 1000 (PBCMP011)	Atlanta	GA	Duke Realty LP
3000 Centre Parkway (PBCMP012)	East Point	GA	Duke Realty LP
1350 Braselton Parkway (PBPBR004)	Braselton	GA	Duke Realty LP
1500 Centre Parkway (PBCMP013)	East Point	GA	Duke Realty LP
90 Horizon Drive (PBHRZ01D)	Suwanee	GA	Dugan Financing, LLC
225 Horizon Drive (PBHRZ02D)	Suwanee	GA	Dugan Financing, LLC
250 Horizon Drive (PBHRZ03D)	Suwanee	GA	Dugan Financing, LLC
70 Crestridge Drive (PBHRZ05D)	Suwanee	GA	Dugan Financing, LLC
2780 Horizon Ridge (PBHRZ08D)	Suwanee	GA	Dugan Financing, LLC
2800 Vista Ridge Drive (PBHRZ09D)	Suwanee	GA	Dugan Financing, LLC
25 Crestridge Drive (PBHRZ11D)	Suwanee	GA	Dugan Financing, LLC
2450 Meadowbrook Parkway (PBMDB01D)	Duluth	GA	Dugan Financing, LLC
2500 Meadowbrook Parkway (PBMDB03D)	Duluth	GA	Dugan Financing, LLC
1000 Northbrook Parkway (PBNBK01D)	Suwanee	GA	Dugan Financing, LLC
2625 Pinemeadow Court (PBPMK01D)	Duluth	GA	Dugan Financing, LLC
2660 Pinemeadow Court (PBPMK02D)	Duluth	GA	Dugan Financing, LLC
2450 Satellite Boulevard (PBPMK03D)	Duluth	GA	Dugan Financing, LLC
1100 Centre Parkway (PBCMP014)	East Point	GA	Duke Realty LP
Genera Corp. BTS (PBHRZ14D)	Suwanee	GA	Dugan Realty, LLC
4800 N. Commerce Dr. (Site Q) (PBCMP015)	East Point	GA	Duke Realty LP
5901 Holabird Ave (PBPOB001)	Baltimore	MD	Duke Realty LP
5003 Holabird Ave (PBPOB002)	Baltimore	MD	Duke Realty LP
Parksouth Distribution Ctr. B (PBPDC001)	Orlando	FL	Duke Realty LP
Parksouth Distribution Ctr. F (PBPDC005)	Orlando	FL	Duke Realty LP
Parksouth Distribution Ctr. D (PBPDC003)	Orlando	FL	Duke Realty LP
Parksouth Distribution Ctr. A (PBPDC002)	Orlando	FL	Duke Realty LP
Parksouth Distribution Ctr. E (PBPDC004)	Orlando	FL	Duke Realty LP
Parksouth Distribution Ctr. H (PBPDC006)	Orlando	FL	Duke Realty LP
Parksouth Distribution Ctr. C (PBPDC007)	Orlando	FL	Duke Realty LP
Southcenter I-Brede/Allied BTS (PBSCT001)	Orlando	FL	Duke Realty LP
Park 27 Distribution Center I (PBFCP001)	Davenport	FL	Duke Realty LP
Parksouth-Benjamin Moore BTS (PBPDC008)	Orlando	FL	Duke Realty LP
Eagle Creek Business Ctr. II (PBECB002)	Tampa	FL	Duke Realty LP
Eagle Creek Business Ctr. III (PBECB003)	Tampa	FL	Duke Realty LP
Crossroads VII (PBCRD001)	Orlando	FL	Duke Realty LP
Crossroads VIII (PBCRD002)	Orlando	FL	Duke Realty LP
Eagle Creek Business Ctr. I (PBECB001)	Tampa	FL	Duke Realty LP
Park 27 Distribution Center II (PBFCP002)	Davenport	FL	Duke Realty LP
525 North Enterprise Street (PBMBC002)	Aurora	IL	Duke Realty LP
615 North Enterprise Street (PBMBC003)	Aurora	IL	Duke Realty LP
3737 East Exchange (PBMBC007)	Aurora	IL	Duke Realty LP
535 Exchange (PBMBC001)	Aurora	IL	Duke Realty LP
Meridian Office Service Center (PBMBC012)	Aurora	IL	Duke Realty LP
1835 Jefferson (PBMBC015)	Naperville	IL	Duke Realty LP
Dawes Transportation (PBBLK002)	Bolingbrook	IL	Duke Realty LP
O’Hare Distribution Ctr (PBTFT001)	Franklin Park	IL	Duke Realty LP
Carol Stream III (PBCST03D)	Carol Stream	IL	Dugan Realty, LLC
Crossroads 1 (PBCRS01D)	Bolingbrook	IL	Dugan Realty, LLC
Crossroads 3 (PBCRS03D)	Bolingbrook	IL	Dugan Realty, LLC
Carol Stream I (PBCTR01D)	Carol Stream	IL	Dugan Realty, LLC
Crossroads 5 (PBCRS05D)	Romeoville	IL	Dugan Realty, LLC
Melrose Business Center (PBMEL001)	Melrose Park	IL	Duke Realty LP
175 Ambassador Drive (PBAMB001)	Naperville	IL	Duke Realty LP
2000 York Road (PBYRK001)	Oak Brook	IL	Duke York Road, LLC
Southpark Building 4 (PBSPK004)	Hebron	KY	Duke Realty LP
CR Services (PBSPK005)	Hebron	KY	Duke Realty LP
Union Centre Industrial Park 2 (PBUCP002)	Fairfield	OH	Duke Realty LP
Mosteller Distribution Ctr. II (PBMOS002)	Sharonville	OH	Duke Realty LP
World Park at Union Centre 11 (PBWPU011)	West Chester	OH	Duke Realty LP
World Park at Union Centre 10 (PBWPU010)	West Chester	OH	Duke Realty LP
1250 Carolina Drive (PBWCH001)	West Chicago	IL	Duke Realty LP
1283 Sherborn Street (PBCRN001)	Corona	CA	Duke Realty LP
1800 Averill Road (PBGEC001)	Geneva	IL	Duke Realty LP
200 Champion Way (PBNLK004)	Northlake	IL	Duke Realty LP
370 Crossroads Parkway (PBCRS006)	Bolingbrook	IL	Duke Realty LP
4160 Madison Street (PBHCC001)	Hillside	IL	Duke Realty LP

Schedule 3 - 1

605 Crossroads Parkway (PBCRS007)	Bolingbrook	IL	Duke Realty LP
751 Expressway (PBITA001)	Itasca	IL	Duke Realty LP
Christus St. Catherine Plaza 3 (PBSC3MOB)	Katy	TX	Duke Realty LP
Christus St. Catherine Plaza 2 (PBSC2MOB)	Katy	TX	Duke Realty LP
Christus St. Catherine Plaza 1 (PBSC1MOB)	Katy	TX	Duke Realty LP
AllPoints Anson Building 14 (PBAPA14A)	Whitestown	IN	Duke Realty LP
St. Vincent Max Simon MOB (PBMAXMOB)	Indianapolis	IN	Duke Realty LP
I-35 Business Center 1 (PBRSV001)	Roseville	MN	Duke Realty LP
I-35 Business Center 2 (PBRSV002)	Roseville	MN	Duke Realty LP
MN Valley West (PBMNV001)	Shakopee	MN	Duke Realty LP
Hammond Clinic Specialty Ctr. (PBFH1MOB)	Munster	IN	Duke Realty LP
Hammond Clinic St. John (PBFH3MOB)	St. John	IN	Duke Realty LP
HC Family Wellness Center (PBFH2MOB)	Munster	IN	Duke Realty LP
WakeMed Brier Creek Healthplex (PBWMBMOB)	Raleigh	NC	Duke Realty LP
Lakeside Ranch Bldg 20 (PBLAK020)	Flower Mound	TX	Duke Realty LP
Cedar Park MOB I (PBCPKMOB)	Cedar Park	TX	Duke Realty LP
Pioneer 161 Building (PBPNR001)	Grand Prairie	TX	Duke Realty LP
REX Holly Springs MOB (PBREXMOB)	Holly Springs	NC	Duke Realty LP
189-199 Easy Street (PBCST008)	Carol Stream	IL	Duke Realty LP
720 Center Avenue (PBCST007)	Carol Stream	IL	Duke Realty LP
Hebron Building 1 (PBLIT001)	Hebron	KY	Duke Realty LP
Hebron Building 2 (PBLIT002)	Hebron	KY	Duke Realty LP
Skyport Building 1 (PBSKY01D)	Hebron	KY	Dugan Financing, LLC
Skyport Building 2 (PBSKY02D)	Hebron	KY	Dugan Financing, LLC
Skyport Building 3 (PBSKY03D)	Hebron	KY	Dugan Financing, LLC
Southpark Building 1 (PBSPK01D)	Hebron	KY	Dugan Financing, LLC
Southpark Building 3 (PBSPK03D)	Hebron	KY	Dugan Financing, LLC
World Park Building 8 (PBWPK08D)	Cincinnati	OH	Dugan Financing, LLC
World Park Bldg 9 (PBWPK09D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 11 (PBWPK11D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 14 (PBWPK14D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 15 (PBWPK15D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 16 (PBWPK16D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 18 (PBWPK18D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 28 (PBWPK28D)	Cincinnati	OH	Dugan Financing, LLC
World Park Building 31 (PBWPK31D)	Cincinnati	OH	Dugan Financing, LLC
World Park at Union Centre 2 (PBWPU02D)	West Chester	OH	Dugan Financing, LLC
World Park at Union Centre 3 (PBWPU03D)	West Chester	OH	Dugan Financing, LLC
World Park at Union Centre 5 (PBWPU05D)	West Chester	OH	Dugan Financing, LLC
World Park at Union Centre 6 (PBWPU06D)	West Chester	OH	Dugan Financing, LLC
World Park at Union Centre 8 (PBWPU08D)	West Chester	OH	Dugan Financing, LLC
Skyport Building 5 (PBSKY05D)	Hebron	KY	Dugan Realty, LLC
World Park at Union Centre 9 (PBWPU09D)	West Chester	OH	Dugan Realty, LLC
World Park at Union Centre 7 (PBWPU07D)	West Chester	OH	Dugan Realty, LLC
Governor’s Pointe 4770 (PBGPT001)	Deerfield Township	OH	Duke Realty LP
Governor’s Pointe 4705 (PBGPT004)	Deerfield Township	OH	Duke Realty LP
Governor’s Pointe 4605 (PBGPT006)	Deerfield Township	OH	Duke Realty LP
8790 Governor’s Hill (PBGHL002)	Cincinnati	OH	Duke Realty LP
8600/8650 Governor’s Hill Dr. (PBGHL006)	Cincinnati	OH	Duke Realty LP
311 Elm (PBELM001)	Cincinnati	OH	Duke Realty LP
Lake Forest Place (PBLFP001)	Blue Ash	OH	Duke Realty LP
Westlake Center (PBWLK001)	Blue Ash	OH	Duke Realty LP
Remington Park Building A & B (PBREM001)	Cincinnati	OH	Duke Realty LP
Governor’s Pointe 4660 (PBGPT017)	Deerfield Township	OH	Duke Realty LP
Blue Ash Office Center VI (PBBOC001)	Cincinnati	OH	Duke Realty LP
Governor’s Pointe 4680 (PBGPT018)	Deerfield Township	OH	Duke Realty LP
Pfeiffer Woods (PBPFE001)	Cincinnati	OH	Duke Realty LP
Deerfield Crossing A (PBDRF001)	Deerfield Township	OH	Duke Realty LP
Kenwood Medical Office Bldg. (PBKMD001)	Cincinnati	OH	Duke Realty LP
Deerfield Crossing B (PBDRF002)	Deerfield Township	OH	Duke Realty LP
Pfeiffer Place (PBPFE002)	Cincinnati	OH	Duke Realty LP
Towers of Kenwood (PBBOT01A)	Cincinnati	OH	Duke Realty LP
Northmark Building 1 (PBNMK001)	Blue Ash	OH	Duke Realty LP
Centre Pointe III (PBCPO003)	West Chester	OH	Duke Realty LP
Centre Pointe I (PBCPO001)	West Chester	OH	Duke Realty LP
Centre Pointe II (PBCPO002)	West Chester	OH	Duke Realty LP
Centre Pointe IV (PBCPO004)	West Chester	OH	Duke Realty LP
Centre Pointe VI (PBCPO006)	West Chester	OH	Duke Realty LP
Rock Run Center (PBRRU002)	Seven Hills	OH	Duke Realty LP
Rock Run North (PBRRU001)	Seven Hills	OH	Duke Realty LP
Freedom Square I (PBFSQ001)	Independence	OH	Duke Realty LP
Corporate Plaza II (PBCOP002)	Independence	OH	Duke Realty LP
Corporate Plaza I (PBCOP001)	Independence	OH	Duke Realty LP
Freedom Square II (PBFSQ002)	Independence	OH	Duke Realty LP
Freedom Square III (PBFSQ003)	Independence	OH	Duke Realty LP
Oak Tree Place (PBOAK001)	Independence	OH	Duke Realty LP
Park Center Plaza I (PBPKC001)	Independence	OH	Duke Realty LP
Park Center Plaza II (PBPKC002)	Independence	OH	Duke Realty LP
Park Center Plaza III (PBPKC003)	Independence	OH	Duke Realty LP
6600 Port Road (PBRIC001)	Groveport	OH	Duke Realty LP
Restoration Hardware BTS (PBWJP001)	West Jefferson	OH	Duke Realty LP

Schedule 3 - 2

SouthPointe Building A (PBSPE01D)	Grove City	OH	Dugan Realty, LLC
SouthPointe Building B (PBSPE02D)	Grove City	OH	Dugan Realty, LLC
SouthPointe Building C (PBSPE03D)	Grove City	OH	Dugan Realty, LLC
Grand Lakes II (PBGRL002)	Grand Prairie	TX	Duke Realty LP
Grand Lakes I (PBGRL001)	Grand Prairie	TX	Duke Realty LP
St. Vincent Northeast MOB (PBNMCMOB)	Fishers	IN	Duke Realty LP
St. Mary’s Heart Institute (PBSMM01B)	Evansville	IN	Duke Realty LP
Mercy Hospital Clermont MOB (PBCLM01B)	Batavia	OH	Duke Construction LP
Edward Plainfield MOB I (PBPLF01B)	Plainfield	IL	Duke Realty LP
Adena Health Pavilion (PBADNMOB)	Chillicothe	OH	Adena Development, LLC
Parkview Ambulatory Svcs - MOB (PBPKVMOB)	Ft. Wayne	IN	POB of Ft. Wayne, LLC
8071 Township Line Road (PBWHA001)	Indianapolis	IN	Duke Realty LP
SJRMC Edison Lakes MOB (PBSTJMOB)	Mishawaka	IN	Duke Realty LP
St. Elizabeth 3920 Building A (PBSEAMOB)	Lafayette	IN	Duke Construction LP
St. Elizabeth 3900 Building B (PBSEBMOB)	Lafayette	IN	Duke Construction LP
Western Ridge (PBCWRMOB)	Cincinnati	OH	Good Samaritan Western Ridge
St. Francis US31 &Southport Rd (PBSFSMOB)	Indianapolis	IN	Duke Construction LP
Franklin Township POB (PBSFFMOB)	Indianapolis	IN	Duke Construction LP
Baylor Plano MOB (PBBPLMOB)	Plano	TX	Duke Realty LP
Baylor Administration Building (PBBADOFC)	Dallas	TX	Duke Realty LP
Seton Hays MOB I (PBSHTMOB)	Kyle	TX	Duke Realty LP
Middle Tenn Med Ctr - MOB (PBMTMMOB)	Murfreesboro	TN	Duke Realty LP
Stafford Distribution Center (PBSDC001)	Stafford	TX	Duke Realty LP
Point North One (PBHIT001)	Houston	TX	Duke Realty LP
Westland I (PBWSL001)	Houston	TX	Duke Realty LP
Barbours Cut I (PBBRB001)	Morgans Point	TX	Duke Realty LP
Barbours Cut II (PBBRB002)	Morgans Point	TX	Duke Realty LP
Bayport Logistics Center (PBBLC001)	Sea Brook	TX	Duke Realty LP
Park 100 Building 109 (PBONE109)	Indianapolis	IN	Duke Realty LP
Park 100 Building 122 (PBONE122)	Indianapolis	IN	Duke Realty LP
Park 100 Building 98 (PBONE098)	Indianapolis	IN	Duke Realty LP
6061 Guion Rd (PBGUI001)	Indianapolis	IN	Duke Realty LP
Park 100 Building 100 (PBONE100)	Indianapolis	IN	Duke Realty LP
Park 100 Building 127 (PBONE127)	Indianapolis	IN	Duke Realty LP
Park Fletcher Building 33 (PBPKF33A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 34 (PBPKF34A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 36 (PBPKF36A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 35 (PBPKF35A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 37 (PBPKF37A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 39 (PBPKF39A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Exit 5 Building 1 (PBEXT001)	Fishers	IN	Duke Realty LP
Park Fletcher Building 38 (PBPKF38A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 40 (PBPKF40A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Exit 5 Building 2 (PBEXT002)	Fishers	IN	Duke Realty LP
Park Fletcher Building 42 (PBPKF42A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park Fletcher Building 41 (PBPKF41A)	Indianapolis	IN	Dugan-SSP Realty, L.L.C.
Park 100 Bldg 31 (PBONE31A)	Indianapolis	IN	Duke Realty LP
Georgetown Rd. Bldg 1 (PBGEO01D)	Indianapolis	IN	Dugan Financing, LLC
Georgetown Rd. Bldg 2 (PBGEO02D)	Indianapolis	IN	Dugan Financing, LLC
Georgetown Rd. Bldg 3 (PBGEO03D)	Indianapolis	IN	Dugan Financing, LLC
North Airport Park Bldg 2 (PBNAP02D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 112 (PBON112D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 133 (PBON133D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 39 (PBONE39D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 63 (PBONE63D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 64 (PBONE64D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 66 (PBONE66D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 79 (PBONE79D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 80 (PBONE80D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 83 (PBONE83D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 84 (PBONE84D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 87 (PBONE87D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 97 (PBONE97D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 116 (PBONE116)	Indianapolis	IN	Duke Realty LP
Park 100 Building 118 (PBONE118)	Indianapolis	IN	Duke Realty LP
Hamilton Crossing I (PBHAM001)	Carmel	IN	Duke Realty LP
River Road Building II (PBRRD002)	Indianapolis	IN	Duke Realty LP
One Parkwood Crossing (PBPWD001)	Indianapolis	IN	Duke Realty LP
Three Parkwood Crossing (PBPWD003)	Indianapolis	IN	Duke Realty LP
Hamilton Crossing II (PBHAM002)	Carmel	IN	Duke Realty LP
River Road Building I (PBRRD001)	Indianapolis	IN	Duke Realty LP
Woodland Corporate Park I (PBONE135)	Indianapolis	IN	Duke Realty LP
Four Parkwood Crossing (PBPWD004)	Indianapolis	IN	Duke Realty LP
Hamilton Crossing IV (PBHAM004)	Carmel	IN	Duke Realty LP
Woodland Corporate Park II (PBONE137)	Indianapolis	IN	Duke Realty LP
Five Parkwood Crossing (PBPWD005)	Indianapolis	IN	Duke Realty LP
Woodland Corporate Park III (PBWCP003)	Indianapolis	IN	Duke Realty LP
Six Parkwood Crossing (PBPWD006)	Indianapolis	IN	Duke Realty LP
Hamilton Crossing III (PBHAM003)	Carmel	IN	Duke Realty LP
Park 100 Building 124 (PBON124A)	Indianapolis	IN	Duke Realty LP
Woodland Corporate Park V (PBWCP005)	Indianapolis	IN	Duke Realty LP

Schedule 3 - 3

Eight Parkwood Crossing (PBPWD008)	Indianapolis	IN	Duke Realty LP
Hamilton Crossing VI (PBHAM006)	Carmel	IN	Duke Realty LP
Park 100 Building 102 (PBON102A)	Indianapolis	IN	Duke Realty LP
Nine Parkwood Crossing (PBPWD09A)	Indianapolis	IN	Duke Realty LP
Park 100 Building 110 (PBON110D)	Indianapolis	IN	Dugan Financing, LLC
Park 100 Building 111 (PBON111D)	Indianapolis	IN	Dugan Financing, LLC
Woodland Corporate Park VI (PBWCP006)	Indianapolis	IN	Duke Realty LP
7300 Northland Drive (PBNLD001)	Brooklyn Park	MN	Duke Realty LP
Crosstown North Bus. Ctr. 2 (PBCTN002)	Brooklyn Park	MN	Duke Realty LP
Silver Bell Commons (PBSBC001)	Eagan	MN	Duke Realty LP
Crosstown North Bus. Ctr. 6 (PBCTN006)	Brooklyn Park	MN	Duke Realty LP
Gateway North 1 (PBGWN001)	Otsego	MN	Duke Realty LP
Brentwood South Bus Ctr V (PBBSC005)	Franklin	TN	Duke Realty LP
Brentwood South Bus Ctr IV (PBBSC004)	Franklin	TN	Duke Realty LP
Brentwood South Bus Ctr III (PBBSC003)	Brentwood	TN	Duke Realty LP
Brentwood South Bus Ctr I (PBBSC001)	Brentwood	TN	Duke Realty LP
Aspen Grove Flex Center II (PBAGC006)	Franklin	TN	Duke Realty LP
Aspen Grove Flex Center I (PBAGC008)	Franklin	TN	Duke Realty LP
Aspen Grove Business Ctr V (PBAGC005)	Franklin	TN	Duke Realty LP
Aspen Grove Business Ctr III (PBAGC003)	Franklin	TN	Duke Realty LP
Aspen Grove Business Ctr II (PBAGC002)	Franklin	TN	Duke Realty LP
Brentwood South Bus Ctr II (PBBSC002)	Brentwood	TN	Duke Realty LP
Aspen Grove Business Ctr I (PBAGC001)	Franklin	TN	Duke Realty LP
Four-Forty Business Center IV (PBFFC004)	Nashville	TN	Duke Realty LP
Nashville Business Center I (PBNVB001)	Nashville	TN	Duke Realty LP
Four-Forty Business Center V (PBFFC005)	Nashville	TN	Duke Realty LP
Four-Forty Business Center III (PBFFC003)	Nashville	TN	Duke Realty LP
Four-Forty Business Center I (PBFFC001)	Nashville	TN	Duke Realty LP
Aspen Grove Flex Center III (PBAGC009)	Franklin	TN	Duke Realty LP
Aspen Grove Flex Center IV (PBAGC010)	Franklin	TN	Duke Realty LP
Aspen Grove Business Center IV (PBAGC004)	Franklin	TN	Duke Realty LP
Nashville Business Center II (PBNVB002)	Nashville	TN	Duke Realty LP
Pk 840 Logistics Cnt. Bldg 653 (PBEFD001)	Lebanon	TN	Duke Realty LP
Aspen Corporate Center 300 (PBAGC013)	Franklin	TN	Duke Realty LP
Creekside Crossing I (PBCKC001)	Brentwood	TN	Duke Realty LP
Riverview Office Building (PBMTR004)	Nashville	TN	Duke Realty LP
Aspen Grove Office Center I (PBAGC007)	Franklin	TN	Duke Realty LP
Creekside Crossing II (PBCKC002)	Brentwood	TN	Duke Realty LP
Aspen Corporate Center 100 (PBAGC011)	Franklin	TN	Duke Realty LP
Aspen Corporate Center 200 (PBAGC012)	Franklin	TN	Duke Realty LP
Aspen Grove Office Center II (PBAGC027)	Franklin	TN	Duke Realty LP
Creekside Crossing III (PBCKC003)	Brentwood	TN	Duke Realty LP
Aspen Corporate Center 400 (PBAGC014)	Franklin	TN	Duke Realty LP
Creekside Crossing IV (PBCKC004)	Brentwood	TN	Duke Realty LP
103 Industrial Drive (PBNGT002)	Suffolk	VA	Duke Realty LP
101 Industrial Drive, Bldg. A (PBNGT001)	Suffolk	VA	Duke Realty LP
Goodyear One (PBGCR001)	Goodyear	AZ	Duke Realty LP
200 Innovation (PBWDL003)	Morrisville	NC	Duke Realty LP
2600 Perimeter Park Dr (PBEPC003)	Morrisville	NC	Duke Realty LP
101 Innovation (PBWDL002)	Morrisville	NC	Duke Realty LP
100 Innovation (PBWDL001)	Morrisville	NC	Duke Realty LP
507 Airport Blvd (PBEPC001)	Morrisville	NC	Duke Realty LP
501 Innovation (PBWDL004)	Morrisville	NC	Duke Realty LP
Walnut Creek Business Park I (PBWCB001)	Raleigh	NC	Duke Realty LP
2700 Perimeter Park (PBPPK027)	Morrisville	NC	Duke Realty LP
Walnut Creek Business Park II (PBWCB002)	Raleigh	NC	Duke Realty LP
Walnut Creek Business Park III (PBWCB003)	Raleigh	NC	Duke Realty LP
1000 Innovation (PBWDL005)	Morrisville	NC	Duke Realty LP
1200 Innovation (PBWDL006)	Morrisville	NC	Duke Realty LP
400 Innovation (PBWDL008)	Morrisville	NC	Duke Realty LP
Walnut Creek Business Park IV (PBWCB004)	Raleigh	NC	Duke Realty LP
Walnut Creek Business Park V (PBWCB005)	Raleigh	NC	Duke Realty LP
2250 Perimeter Park (PBPPK033)	Morrisville	NC	Duke Realty LP
2000 Perimeter Park Drive (PBPPK014)	Morrisville	NC	Duke Realty LP
1800 Perimeter Park Drive (PBPPK013)	Morrisville	NC	Duke Realty LP
1700 Perimeter Park Drive (PBPPK015)	Morrisville	NC	Duke Realty LP
1600 Perimeter Park Drive (PBPPK012)	Morrisville	NC	Duke Realty LP
1500 Perimeter Park Drive (PBPPK011)	Morrisville	NC	Duke Realty LP
2400 Perimeter Park Drive (PBEPC005)	Morrisville	NC	Duke Realty LP
1100 Perimeter Park Drive (PBPPK009)	Morrisville	NC	Duke Realty LP
100 Regency Forest Drive (PBRGF002)	Cary	NC	Duke Realty LP
200 Regency Forest Drive (PBRGF001)	Cary	NC	Duke Realty LP
5151 McCrimmon Pkwy (PBEPC002)	Morrisville	NC	Duke Realty LP
5200 East Paramount Parkway (PBPPK18A)	Morrisville	NC	Duke Construction LP
Crabtree Overlook (PBOVL001)	Raleigh	NC	Duke Realty LP
5200 West Paramount (PBPPK20A)	Morrisville	NC	Duke Construction LP
2450 Perimeter Park Drive (PBPPK024)	Morrisville	NC	Duke Realty LP
Lenovo BTS II (PBPPK031)	Morrisville	NC	Duke Realty LP
Perimeter One (PBPPK028)	Morrisville	NC	Duke Realty LP
5221 Paramount Parkway (PBPPK032)	Morrisville	NC	Duke Realty LP
3800 Paramount Parkway (PBPPK029)	Morrisville	NC	Duke Realty LP

Schedule 3 - 4

The Market at Perimeter Park (PBPPK035)	Morrisville	NC	Duke Realty LP
Lenovo BTS I (PBPPK030)	Morrisville	NC	Duke Realty LP
602 Expansion Blvd (PBCRX003)	Port Wentworth	GA	Duke Realty LP
Park of Commerce 1 (PBDCO001)	West Palm Beach	FL	Duke Realty LP
Park of Commerce 3 (PBDCO003)	West Palm Beach	FL	Duke Realty LP
Pompano Commerce Ctr I (PBPOC001)	Pompano Beach	FL	Duke Realty LP
Pompano Commerce Ctr III (PBPOC003)	Pompano Beach	FL	Duke Realty LP
Sample 95 Business Park 4 (PBSAM004)	Pompano Beach	FL	Duke Realty LP
Sawgrass - Building B (PBSWG01A)	Sunrise	FL	Duke Realty LP
Sawgrass - Building A (PBSWG02A)	Sunrise	FL	Duke Realty LP
Sawgrass Pointe I (PBSWG003)	Sunrise	FL	Duke Realty LP
Sawgrass Pointe II (PBSWG004)	Sunrise	FL	Duke Realty LP
Royal Palm I (PBSOP001)	Plantation	FL	Duke Realty LP
Royal Palm II (PBSOP002)	Plantation	FL	Duke Realty LP
14000 Riverport Drive (PBRIV003)	Maryland Heights	MO	Duke Realty LP
Riverport Distribution (PBRIV002)	Maryland Heights	MO	Duke Realty LP
Westport Center I (PBWPT001)	St. Louis	MO	Duke Realty LP
Westport Center II (PBWPT002)	St. Louis	MO	Duke Realty LP
Westport Center III (PBWPT003)	St. Louis	MO	Duke Realty LP
Riverport 1 (PBRIV011)	Maryland Heights	MO	Duke Realty LP
Westport Center V (PBWPT005)	St. Louis	MO	Duke Realty LP
Riverport 2 (PBRIV012)	Maryland Heights	MO	Duke Realty LP
Corporate Center, Earth City (PBECY006)	Earth City	MO	Duke Realty LP
Riverport III (PBRIV013)	Maryland Heights	MO	Duke Realty LP
Lakeside Crossing Building III (PBLKS003)	St. Louis	MO	Duke Realty LP
Lakeside Crossing Building One (PBLKS001)	St. Louis	MO	Duke Realty LP
Lakeside Crossing Building II (PBLKS002)	St. Louis	MO	Duke Realty LP
Riverport IV (PBRIV014)	Maryland Heights	MO	Duke Realty LP
Corporate Trail Distribution (PBECY007)	Earth City	MO	Duke Realty LP
Lindbergh Distribution Center (PBLBG001)	Hazelwood	MO	Duke Realty LP
DukePort V (PBDUK05D)	Bridgeton	MO	Dugan Financing, LLC
DukePort VI (PBDUK06D)	Bridgeton	MO	Dugan Financing, LLC
DukePort VII (PBDUK07D)	Bridgeton	MO	Dugan Financing, LLC
DukePort IX (PBDUK09D)	Bridgeton	MO	Dugan Realty, LLC
DukePort I (PBDUK01D)	Bridgeton	MO	Dugan Realty, LLC
DukePort II (PBDUK02D)	Bridgeton	MO	Dugan Realty, LLC
Rider Trail (PBECY002)	Earth City	MO	Duke Realty LP
3300 Pointe 70 (PBECY003)	Earth City	MO	Duke Realty LP
Westview Place (PBWVW001)	St. Louis	MO	Duke Realty LP
Laumeier I (PBLAU001)	St. Louis	MO	Duke Realty LP
Laumeier II (PBLAU002)	St. Louis	MO	Duke Realty LP
Westmark (PBWMK001)	St. Louis	MO	Duke Realty LP
Riverport Tower (PBRIV001)	Maryland Heights	MO	Duke Realty LP
540 Maryville Centre (PBMCR006)	St. Louis	MO	Duke Realty LP
550 Maryville Centre (PBMCR003)	St. Louis	MO	Duke Realty LP
635-645 Maryville Centre (PBMCR004)	St. Louis	MO	Duke Realty LP
655 Maryville Centre (PBMCR005)	St. Louis	MO	Duke Realty LP
Laumeier IV (PBLAU004)	St. Louis	MO	Duke Realty LP
520 Maryville Centre (PBMCR008)	St. Louis	MO	Duke Realty LP
13900 Riverport Drive (PBRIV005)	Maryland Heights	MO	Duke Realty LP
Westport Place (PBWPT006)	St. Louis	MO	Duke Realty LP
101 South Hanley (PBICT001)	Clayton	MO	Duke Realty LP
Woodsmill Commons II (400) (PBWMC002)	St. Louis	MO	Duke Realty LP
Woodsmill Commons I (424) (PBWMC001)	St. Louis	MO	Duke Realty LP
Western Ridge MOB II (PBWR2MOB)	Cincinnati	OH	Duke Realty LP
250 Kehoe Blvd, Carol Stream (PBCST006)	Carol Stream	IL	Duke Realty LP
Riverpark Bldg 700 (PBRPB001)	Fort Worth	TX	Duke Realty LP
600 Greenfield North (PBGRF001)	Garner	NC	Duke Realty LP
700 Greenfield North (PBGRF002)	Garner	NC	Duke Realty LP
800 Greenfield North (PBGRF003)	Garner	NC	Duke Realty LP
900 Greenfield North (PBGRF004)	Garner	NC	Duke Realty LP
15 Commerce Parkway (PBWJP003)	West Jefferson	OH	Duke Realty LP
Seven Parkwood Crossing (PBPWD07A)	Indianapolis	IN	Duke/Hawk, LLC
1805 T.W. Alexander Drive (PBCTP001)	Durham	NC	Duke Realty LP
2509 Dean Forest Rd - Westport (PBWPO001)	Savannah	GA	Duke Realty LP
Riverside Business Center (PBRBC001)	Phoenix	AZ	Duke Realty LP
New Hampton Place (PBEMCMOB)	Snellville	GA	Duke Realty LP
150 Portside Court (PBSAV014)	Savannah	GA	Duke Savannah LLC
235 Jimmy Deloach Parkway (PBSAV015)	Savannah	GA	Duke Savannah LLC
239 Jimmy Deloach Parkway (PBSAV016)	Savannah	GA	Duke Savannah LLC
Westland II (PBWSL002)	Houston	TX	Duke Realty LP
Century Distribution Center (PBCNC001)	Lynwood	CA	Duke Realty LP
530 Maryville Centre (PBMCR002)	St. Louis	MO	Duke Realty LP
World Park Building 30 (PBWPC30D)	Cincinnati	OH	Dugan Realty, LLC
World Park Building 29 (PBWPK29D)	Cincinnati	OH	Dugan Realty, LLC
World Park Building 17 (PBWPK17D)	Cincinnati	OH	Dugan Realty, LLC
Lebanon Building 2 (PBLEB02D)	Lebanon	IN	Dugan Realty, LLC
Lebanon Building 1(Amer Air) (PBLEB01D)	Lebanon	IN	Dugan Realty, LLC
Park 100 Building 48 (PBONE48D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 49 (PBONE49D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 50 (PBONE50D)	Indianapolis	IN	Dugan Realty, LLC

Schedule 3 - 5

Park 100 Building 52 (PBONE52D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 53 (PBONE53D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 54 (PBONE54D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 57 (PBONE57D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 58 (PBONE58D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 59 (PBONE59D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 60 (PBONE60D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 62 (PBONE62D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 67 (PBONE67D)	Indianapolis	IN	Dugan Realty, LLC
Park 100 Building 68 (PBONE68D)	Indianapolis	IN	Dugan Realty, LLC
3000 Perimeter Park Dr (Met 1) (PBMTR001)	Morrisville	NC	Duke Realty LP
2900 Perimeter Park Dr (Met 2) (PBMTR002)	Morrisville	NC	Duke Realty LP
2800 Perimeter Park Dr (Met 3) (PBMTR003)	Morrisville	NC	Duke Realty LP
Burr Ridge Medical Center (PBBURMOB)	Burr Ridge	IL	Duke Realty LP
Creekside XIV (PBCKS002)	Lockbourne	OH	Duke Realty LP
Creekside XXII (PBCKS001)	Lockbourne	OH	Duke Realty LP
Enterprise Industrial Center (PBEIC001)	Mendota Heights	MN	Duke Realty LP
Hampshire Dist Center North (PBHDC001)	Bloomington	MN	Duke Realty LP
Christus Santa Rosa MOB (PBSROMOB)	San Antonio	TX	Duke Realty LP
Hampshire Dist Center South (PBHDC002)	Bloomington	MN	Duke Realty LP
Baylor McKinney MOB I (PBMKYMOB)	McKinney	TX	Duke Realty LP
North Fulton Medical Plaza (PBTNFMOB)	Roswell	GA	Duke Realty LP
VA Outpatient (PBVAFMOB)	Sunrise	FL	Duke Realty LP
Water Tower Medical Commons (PBWTMONC)	Milwaukee	WI	Duke Realty LP
Seton Professional Building (PBSPBMOB)	Mequon	WI	Duke Realty LP
Hillcrest MOB 2 (PBHM2MOB)	Waco	TX	Duke Realty LP
Hillcrest MOB 1 (PBHM1END)	Waco	TX	Duke Realty LP
Fair Oaks MOB (PBFOKMOB)	Fairfax	VA	Duke Realty LP
Sebring Medical Pavilion (PBSEBASC)	Sebring	FL	Duke Realty LP
600 Spreckels Ave (PBSPR001)	Manteca	CA	Duke Realty LP
801 Seaco Court (PBSEA001)	Deer Park	TX	Duke Realty LP
560 Merrimac Ave. (PBCLS001)	Middletown	DE	Duke Realty LP
335 Crossroads Parkway (PBCRS008)	Bolingbrook	IL	Duke Realty LP
Marquette General (PBMARMOB)	Escanaba	MI	Duke Realty LP
Harbin Specialty Center (PBHSCMOB)	Rome	GA	Duke Realty LP
Harbin Clinic Summerville Dial (PBHCSMOB)	Summerville	GA	Duke Realty LP
Harbin Clinic Rome Dialysis (PBHCRMOB)	Rome	GA	Duke Realty LP
Harbin Clinic Heart Center (PBHCHMOB)	Rome	GA	Duke Realty LP
Harbin Clinic Cedartown MOB (PBHCCMOB)	Cedartown	GA	Duke Realty LP
Harbin Clinic 1825 MarthaBerry (PBHCMMOB)	Rome	GA	Duke Realty LP
Harbin Cancer Center (PBHCCONC)	Rome	GA	Duke Realty LP
Copans Business Park 1 (PBCPN001)	Pompano Beach	FL	Duke Copans Bus Park 1-2, LLC
Copans Business Park 2 (PBCPN002)	Pompano Beach	FL	Duke Copans Bus Park 1-2, LLC
Medicine Lake Indus. Center (PBMED001)	Plymouth	MN	Duke Realty LP
940 N. Enterprise (PBEPR001)	Aurora	IL	Duke Realty LP
WakeMed Raleigh Medical Park (PBWMSMOB)	Raleigh	NC	Duke Realty LP
Trojan Way (PBTRJ001)	La Miranda	CA	Duke Realty LP
Hartman Business Center V (PBHRT001)	Austell	GA	Duke Realty LP
625 Maryville Centre (PBMCR07A)	St. Louis	MO	Duke Realty LP
22714 Glenn Drive (PBTDU015)	Sterling	VA	TransDulles Land, LLC
22800 Davis Drive (PBTDU006)	Sterling	VA	TransDulles Buildings, LLC
Center Pointe I & II (PBCPMMOB)	Sandy Springs	GA	Duke Realty LP
Atlantic Business Center 1 (PBABC001)	Pompano Beach	FL	Duke Atlantic Bus Ctr 1, LLC
15002 Northridge Dr. (PBWEF007)	Chantilly	VA	Westfields Land, LLC
15004 Northridge Dr. (PBWEF009)	Chantilly	VA	Westfields Land, LLC
15006 Northridge Dr. (PBWEF010)	Chantilly	VA	Westfields Land, LLC
Shoppes at Montage (PBMNT01B)	Moosic	PA	Shoppes at Montage, LLC
Rickenbacker 936 (PBSCH02A)	Groveport	OH	Duke Construction LP
Crossroads Business Park 4 (PBCBP004)	Plantation	FL	Duke Crossroads Bldg 4, LLC
E Orlando Med Surgery Plaza (PBEORASC)	Orlando	FL	Duke Rlty East Orlando MOB LLC
Estrella Buckeye (PBESR001)	Phoenix	AZ	Duke Sec. Fin. 2010-2ALZ, LLC
Kraemer Bldg 1 (PBKMR001),	Anaheim	CA	Duke Realty LP
Yusen BTS (PBYUS001)	Elk Grove Village	IL	Duke Realty LP
AllPoints Midwest Bldg 4 (PBAPM04A)	Avon	IN	Duke Realty LP
Wesley Chapel Wellness MOB (PBWESMOB)	Wesley Chapel	FL	Duke Realty LP
311 Half Acre Road (PBHRD001)	Cranbury	NJ	Duke Realty LP
315 Half Acre Road (PBHRD002)	Cranbury	NJ	Duke Realty LP
Chino I (PBCHI001)	Chino	CA	Chino Real Estat 13799, LLC

Total Wholly Owned Unencumbered	# of Projects -	463

Schedule 3 - 6

SCHEDULE 6.19

ENVIRONMENTAL MATTERS

Duke Realty Corporation

Schedule 6.19

Environmental Matters

The following properties are being remediated pursuant to a state or federal approved clean-up, remediation or similar plan.

Wholly Owned Properties

Chesapeake Commerce Center	Land	Baltimore, MD	Unencumbered

Chino	Land	Chino, CA	Unencumbered

Joint Venture Properties

Linden	Land	Linden, NJ	Encumbered

Schedule 6.19 - 1